UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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Allied Motion Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIED MOTION TECHNOLOGIES INC.

495 Commerce Drive, Suite 3

Amherst, New York 14228

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 3, 2017

To the Shareholders of Allied Motion Technologies Inc.:

You are hereby notified that the 2017 Annual Meeting of Shareholders of Allied Motion Technologies Inc. (the “Company”) will be held on Wednesday, May 3, 2017 at 2:00 p.m. (Eastern Time) at the Company’s offices, 495 Commerce Drive, Suite 3, Amherst, New York 14228. At this meeting, the shareholders will be asked to act on the following matters:

1.                                      To elect seven directors of the Company;

2.                                      To provide an advisory approval of the compensation of our named executive officers;

3.                                      To consider and act upon the approval of the Company’s 2017 Omnibus Incentive Plan;

4.                                      To ratify the appointment of EKS&H LLLP (“EKS&H”) as the Company’s independent registered public accounting firm for the 2017 fiscal year; and

5.                                      To transact such other business as may properly come before the 2017 Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 14, 2017 are entitled to notice of and to vote at the 2017 Annual Meeting and any adjournment thereof.

The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the 2017 Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

If your shares are held in street name and YOU do not vote your shares, your broker or other nominee generally can no longer vote them for you and your shares will remain unvoted. THEREFORE, IT IS VERY IMPORTANT THAT YOU VOTE YOUR SHARES FOR ALL PROPOSALS.

By Order of the Board of Directors

Joseph P. Kubarek Secretary

DATED: April 3, 2017

Important Notice Regarding the Internet Availability of Proxy Materials: This Proxy Statement and the Company’s Annual Report are available on the Internet at https://materials.proxyvote.com/019330.

THIS IS AN IMPORTANT MEETING. ALL SHAREHOLDERS ARE URGED TO VOTE.

i

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT
THE 2017 ANNUAL MEETING

Why did I receive this proxy?

The Board of Directors of Allied Motion Technologies Inc. (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders. The Annual Meeting will be held Wednesday, May 3, 2017, at 2:00 p.m. (Eastern Time) at the Company’s offices, 495 Commerce Drive, Suite 3, Amherst, New York 14228. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

Who is entitled to vote?

All shareholders of record as of the close of business on Tuesday, March 14, 2017 (the “Record Date”) are entitled to vote at the Annual Meeting.

What is the quorum for the Annual Meeting?

A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock outstanding on the Record Date. No business may be conducted at the Annual Meeting if a quorum is not present. Broker non-votes (shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote) and abstentions will be counted as shares present in determining whether a quorum is present. As of the Record Date, 9,374,350 shares of Common Stock were issued and outstanding.

How many votes do I have?

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each item submitted to you for consideration.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record.  If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

If I am a shareholder of record of Common Stock, how do I vote?

If you are a shareholder of record, you may vote by mailing a completed proxy card, or you may vote 24 hours a day via the internet or telephone. To vote by mailing a proxy card, please sign and return the enclosed proxy card in the enclosed prepaid and self-addressed envelope.  To vote via the internet or telephone, follow the instructions on the enclosed vote instruction form. Your shares will be voted at the Annual Meeting in the manner you directed. You may also vote your shares in person at the Annual Meeting. If you are a shareholder of record, you may request a ballot at the Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are the beneficial owner of shares held in street name, you will receive instructions from the brokerage firm, bank, broker-dealer or other similar organization (the “shareholder of record”) that must be followed for the shareholder of record to vote your shares per your instructions. You may complete and return the voting instruction form in the self-addressed postage paid envelope provided, or you may vote 24 hours a day via the internet or telephone by following the instructions on the enclosed vote instruction form.

If you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the appointment of EKS&H (Proposal Four). Please ensure that you complete the voting instruction card sent by your bank or broker.

If your shares are held in street name and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from the shareholder of record and bring it with you to the meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What am I voting on?

You will be voting on the following proposals:

•                  Proposal One:  the election of seven Directors of the Company;

•                  Proposal Two:  an advisory vote on the compensation of our named executive officers;

•                  Proposal Three:  a vote to ratify the adoption of the 2017 Omnibus Incentive Plan; and

•                  Proposal Four: the ratification of EKS&H as the Company’s independent registered public accounting firm for the 2017 fiscal year.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for shareholder proposals and nominations has passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Richard S. Warzala and Richard D. Federico with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

How many votes are required to act on the proposals?

The holder of each outstanding share of Common Stock is entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of shareholders.

Pursuant to our Amended and Restated Articles of Incorporation and Bylaws, directors will be elected by the affirmative vote of the majority of the votes cast with respect to such director’s election.

Approval of Proposals Two, Three and Four requires an affirmative vote by a majority of the votes cast on each proposal.

How are votes counted?

For purposes of each proposal, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

What happens if I return my proxy card without voting on all proposals?

When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If the signed card is returned with no direction on a proposal, the proxy will be voted with the Board’s recommendations.

Can I change my vote after I return my proxy card?

You can revoke your proxy and change your vote at any time prior to the voting thereof at the Annual Meeting. You can do this by:

•                  filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date, or

•                  attending the Annual Meeting, withdrawing the proxy and voting in person.

If your shares are held by a nominee and you seek to vote shares in person at the Annual Meeting, you must bring to the Annual Meeting a written statement from the nominee confirming the shareholder’s beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Your attendance at the Annual Meeting will not in itself revoke your proxy.

Will anyone contact me regarding this vote?

Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and we will, upon the request of such record holders, reimburse reasonable forwarding expenses.

Who has paid for this proxy solicitation?

The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

May shareholders ask questions at the Annual Meeting?

Yes. There will be time allotted at the end of the meeting when Company representatives will answer questions from the floor.

How can I obtain a copy of this year’s Annual Report on Form 10-K?

A copy of the Company’s 2016 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2016, accompanies this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) may be obtained free of charge by writing to Allied Motion Technologies Inc., 495 Commerce Drive, Suite 3, Amherst, New York 14228, Attention: Secretary or by accessing the “SEC Filings” section of the Company’s website at www.alliedmotion.com. In addition, the Proxy Statement and Annual Report are available on the internet at https://materials.proxyvote.com/019330.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return ALL proxy cards to ensure that all your shares are voted.

When was this proxy statement mailed?

This proxy statement, the enclosed proxy card and the Annual Report were mailed to shareholders beginning on or about April 3, 2017.

Can I find additional information on the Company’s website?

Yes. Our website is located at www.alliedmotion.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of ethics, corporate governance principles, charters of board committees and reports that we file with the SEC. A copy of our code of ethics, corporate governance principles and each of the charters of our board committees may be obtained free of charge by writing to Allied Motion Technologies Inc., 495 Commerce Drive, Suite 3, Amherst, New York 14228, Attention: Secretary.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Qualifications and Biographical Information

The biography of each director nominee below contains information regarding that person’s principal occupation, positions held with the Company, service as a director, business experience, other director positions currently held or held at any time during the past five years, involvement in certain legal or administrative proceeding, if applicable, and the experiences, qualifications, attributes or skills that caused our Governance and Nominating Committee to conclude that the person should serve as a member of our Board of Directors.

Richard D. Federico, age 62— Mr. Federico has over thirty-seven years of operational, strategy and investment experience. He has served as a director since February 2012 and as Lead Director for the past two years. Since March 2016 Mr. Federico has been the Chairman and CEO of Microsonic Solutions LLC, a science and technology company. In addition, from November 2012 he has been the Founder and Chairman at Cetan Partners, an investment and advisory firm. From June 2014 to April 2016 he was a Partner and later a Senior Advisor at TZP Group, a leading mid-market private equity firm, where he led the growth advisory practice. He spent the prior ten years as a Senior Advisor and Managing Director in private equity with Sterling Partners, where he served as an investment partner and additionally worked with a number of Sterling portfolio investments to build, capture and maximize best-in-class practices across the firm and instituted effective governance at the portfolio level. His background also includes senior management positions with companies including Fisher Scientific, The Millard Fillmore Health System, The Science Kit Group and KPMG. He currently is and has been involved with numerous private and non-profit boards. His operational, financial and investment experience, knowledge of capital markets and experience on other public and private company boards prepare him to give the Board his views on strategic, operational and financial matters.

Gerald J. (Bud) Laber, age 73—Mr. Laber has served as a director of the Company since November 2010. He has been a private investor since 2000, when he retired after 33 years of service with Arthur Andersen LLP. He was an audit partner with Arthur Andersen LLP from 1980 until retiring in 2000. Mr. Laber is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Laber is currently on the board of directors and chair of the audit committee and member of the compensation and governance committees of Scott’s Liquid Gold. He was on the board and chair of the audit committee and member of the compensation and governance and nominating committees for Boulder Brands Inc. from May 2005 through January 2016 when the company was acquired. He served as President of the Catholic Foundation of Northern Colorado from January 2008 until November 2012. He previously served on the Board of Directors and as Chair of the Audit Committee of Spectralink Corporation from April 2004 to March 2007 when the company was acquired, and served on the Board of Directors and Audit Committee of Applied Films Corporation from July 2004 to July 2007 when the company was acquired. He brings to the Board extensive experience in accounting, financial matters and strategic planning and his experience as a director of other public companies gives him insight into governance and related best practices which enable him to make significant contributions as a Board member.

Alexis P. Michas, age 59—Mr. Michas is the founder and managing partner of Juniper Investment Company, LLC (“Juniper”). Juniper is also a principal of Aetolian Investors, LLC a registered commodity pool operator. He was the managing partner and a director of Stonington Partners, Inc., an investment management firm from 1994 through 2011. Mr. Michas is the non-executive chairman of the board of BorgWarner, Inc., the lead director of PerkinElmer, Inc. and a director of Theragenics Corporation, a privately held company.  Mr. Michas also served as a director and member of the compensation committee of AirTran Airways, Inc. until that company’s sale to Southwest Airlines, Inc. in May 2011 and as the chairman of the board of Lincoln Educational Services Corporation until 2015. Mr. Michas brings many years of private equity experience across a wide range of industries, and a successful record of managing investments in public companies. He also brings extensive transactional expertise including: mergers and acquisitions, IPOs, debt and equity offerings and bank financing. Mr. Michas has served as chairman, lead director and on the compensation, governance, audit, finance and executive committees of the boards of other public companies. His knowledge of the Company and his thorough understanding of the role of boards of directors qualify him to serve on our Board of Directors.

Richard D. Smith, age 69—Mr. Smith has served as a director of the Company since August 1996. Mr. Smith has broad executive management experience with the Company and extensive knowledge and experience in accounting and financial matters. He served as Chief Financial Officer from June 1983 until December 1, 2012, as Chief Executive Officer from August 1998 until May 2009 and as Executive Chairman of the Board of Directors from May 2009 until his retirement in March 2013. Mr. Smith served as non-executive Chairman of the Board from March 2013 until February 2014. Pursuant to Mr. Smith’s consulting agreement with the Company, the Board shall nominate him for election to the Board as long as he has not been terminated and is willing to serve on the Board of Directors. He provides valuable insight to the Board with respect to the historical and future direction of the Company based on his many years of experience on the Board together with his decades of experience in the industry.

James J. Tanous, age 69—Mr. Tanous has served as a director of the Company since May 2014. He is currently the Executive Director of the Prentice Family Foundation, a not-for-profit foundation whose primary mission is to promote the economic development of the Western New York area, a position he has held since January 1, 2014. From April 2007 through June 2013 he served as Executive Vice President, Secretary and General Counsel of Erie Indemnity Company, a publicly traded Fortune 500 company that manages the property and casualty and life insurance companies that comprise the Erie Insurance Group. Prior to joining Erie Indemnity Company, Mr. Tanous was a Partner and Chairman of Jaeckle Fleischmann & Mugel, LLP, a law firm headquartered in Buffalo, New York where he represented numerous public and private companies for over 30 years. His decades of experience as a counselor to public and private companies and broad based legal expertise are important to the Board of Directors.

Richard S. Warzala, age 63—Mr. Warzala has a strong management and technical background in the motion control industry and has served as a director of the Company since August 2006 and as Chairman of the Board since February 2014. Mr. Warzala joined Allied Motion as President and Chief Operating Officer in May 2002 and was appointed President and Chief Executive Officer in May 2009. Prior to joining Allied Motion, Mr. Warzala was President of the Motion Components Group of Danaher Corporation and held various positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division. Pursuant to his employment agreement, as long as Mr. Warzala is Chief Executive Officer and is willing to serve, the Board of Directors will nominate him for election to the Board. His leadership experience and Company and industry knowledge, with 32 years of motion experience, provide valuable insight to the Board of Directors in formulating and executing the Company’s strategy.

Michael R. Winter, age 63—Mr. Winter was appointed a director of the Company in July 2014. Mr. Winter is a former partner in the Buffalo, New York office of PricewaterhouseCoopers LLP (“PwC”), serving in that role from 1987 until his retirement in June 2014. During his tenure, Mr. Winter was responsible for leading the delivery of assurance services to public entities with experience serving many sectors including Consumer and Industrial Products Manufacturing, Energy and Healthcare. Since 2010 he was also a member of the PwC National Office based in New Jersey, which serves as support for all PwC U.S. practice offices. Mr. Winter is currently chairman of the board of directors, chairman of the compensation committee and a member of the governance committee of Gas Natural Inc. His accounting and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, makes him highly qualified to serve as a director.

Independent Directors

Under the corporate governance standards of the Nasdaq Global Market, at least a majority of our Directors, and, except in limited circumstances, all of the members of our Audit Committee, Compensation Committee and Governance and Nominating Committee, must meet the test of “independence” as defined by Nasdaq. The Nasdaq standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company. The Board of Directors has determined that each director nominee, other than Mr. Warzala and Mr. Smith, satisfies the bright-line criteria and that no other director or nominee has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of our Board.

Board Leadership Structure

Richard S. Warzala serves as the Company’s Chairman of the Board and also serves as President and Chief Executive Officer of the Company. The Company believes that having Mr. Warzala serve as both an executive officer and as Chairman demonstrates to the Company’s employees and other stakeholders that the Board of Directors is under strong leadership, with a single person setting the tone and having primary responsibility for leading the Board of Directors. The Company believes this unity of leadership eliminates the potential for confusion or duplication of efforts, and provides clear leadership for the Company. In addition, the Board of Directors recognizes that, given Mr. Warzala’s familiarity with the Company and his long standing experience with the Company, it is valuable to have him lead board discussions.

To provide for an additional independent leadership role, the Board of Directors has designated Richard D. Federico, as Lead Director. The Lead Director’s responsibilities include: presiding at meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors; serving as liaison between the Chairman and the independent directors; convening meetings of the independent directors; and consulting with the Chairman on matters relating to Board of Director performance and corporate governance.

Another component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level. Five of the seven director nominees are considered independent under the corporate governance standards of the Nasdaq Global Market. All of our Directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of only independent Directors, led by the Lead Director, in order to promote discussion among the independent Directors and assure independent oversight of management. Moreover, our Audit Committee, Compensation Committee and Governance and Nominating Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.

The Company believes its leadership structure is the most effective leadership structure for the Board of Directors at this time. However, the Board of Directors recognizes that no single leadership model is appropriate for a board at all times. Accordingly, the Board of Directors may in the future consider a different leadership structure, including a structure providing for a Chairman of the Board who is not an executive officer of the Company.

Shareholder Communication With the Board

We provide an informal process for shareholders to send communications to the Board of Directors. Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Allied Motion Technologies Inc., 495 Commerce Drive, Suite 3, Amherst, New York 14228. Correspondence directed to an individual board member will be referred to that member. Correspondence not directed to a particular board member will be referred to the Lead Director.

Committees and Meeting Data

The Board of Directors has a standing Audit Committee, Compensation Committee and Governance and Nominating Committee. Each member of each of these committees is “independent” as that term is defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees, which is available on our web site at www.alliedmotion.com.

The Audit Committee of our Board of Directors oversees the Company’s financial reporting on behalf of the Board and is responsible for the appointment, replacement, compensation and oversight of the work of the Company’s independent auditors. The Audit Committee also reviews the Company’s annual and quarterly reports filed with the SEC. The Audit Committee held eight meetings during 2016 and consisted of Messrs. Winter (Chairman), Laber and Tanous. Each member of the Audit Committee meets the current independence and experience requirements of Nasdaq and the SEC. Messrs. Laber and Winter have each been designated as an “Audit Committee financial expert” in accordance with the SEC rules and regulations and qualifies as a financially sophisticated audit committee member under the Nasdaq listing standards. See “Report of the Audit Committee” below.

The Compensation Committee of our Board of Directors has the principal responsibility to make recommendations to the Board concerning the compensation of the Company’s management employees including its executive officers and the Board of Directors. The Compensation Committee also reviews, approves and recommends to the Board for their approval all awards granted under the Company’s stock incentive plan and performs other functions regarding compensation as the Board may delegate. The Compensation Committee met six times during 2016 and consisted of Messrs. Michas (Chairman after May 4, 2016), Federico (Chairman through May 4, 2016) and Laber.

The Governance and Nominating Committee of our Board of Directors (i) monitors and oversees matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors, and (ii) selects, evaluates and recommends to the Board qualified candidates for election or appointment to the Board and each Committee of the Board. The committee met four times during 2016 and consisted of Messrs. Tanous (Chairman), Federico and Winter.

Board Oversight of Risk Management

The Board of Directors oversees our risk management process. This oversight is primarily accomplished through the Board’s committees and management’s reporting processes. We do not have a formal risk committee; however, our Audit Committee is responsible for overseeing risks arising out of accounting, financial reporting and related activities and is primarily responsible for ensuring that the Board exercises adequate oversight of the Company’s enterprise risk management process. Our Compensation Committee reviews compensation agreements to confirm that compensation, especially incentive pay arrangements, do not encourage or create opportunities for unnecessary risk-taking and our Governance and Nominating Committee assists the Board in its oversight of the Company’s process for management and communication of key risks facing the Company, as well as the guidelines, policies and processes for monitoring and mitigating such risks.

Nominating Procedures

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Governance and Nominating Committee decides not to nominate a member for re-election, the Governance and Nominating Committee first considers the appropriateness of the size of the board. If the Governance and Nominating Committee determines the board seat should be retained and a vacancy exists, the Governance and Nominating Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee. Skills and characteristics that are considered include judgment, accountability, integrity, reputation, relevant experience, including leadership roles and experience working in a collaborative environment, technical skills, financial literacy, mature confidence and emotional maturity, high performance standards, availability, other board appointments and outside commitments, industry knowledge, networking/contacts, and degree of independence from management.

While we do not have a formal policy or guidelines regarding diversity of membership of our Board of Directors, our Corporate Governance Principles recognize the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion, our Board has not attempted to define “diversity,” or otherwise require that the composition of our Board include individuals from any particular background or who possess specific attributes. The Governance and Nominating Committee will continue to consider whether it would be appropriate to adopt a policy or guidelines regarding board diversity or define diversity as it relates to the composition of our Board of Directors.

The Board of Directors will consider nominees recommended by shareholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a shareholder should be sent to the Company’s Secretary within the time periods set forth under “Shareholder Proposals for the 2018 Annual Meeting.”

Board Attendance at Meetings

The Board of Directors held four regular meetings in 2016. Our Independent Directors meet in executive session without management directors or management present. These sessions generally take place prior to or following regularly scheduled board meetings. The directors met in such sessions four times during 2016. Our Corporate Governance Principles provide that all directors are expected to regularly attend all meetings of the Board and the Board committees on which he serves. In 2016, each director attended 100% of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he served. In addition, each director is expected to attend the Annual Meeting of Shareholders. In 2016, the Annual Meeting of Shareholders was attended by all of the directors then in office.

Compensation Committee Interlocks

As noted above, the Compensation Committee is comprised of three independent Directors: Messrs. Michas, Federico and Laber.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.

Compensation of Directors

Director Compensation in 2016

Under the Company’s director compensation program, through May 2016, each non-employee director received an annual cash retainer of $35,000, paid quarterly.  After May 2016, the annual cash retainer was increased to $45,000. The chairperson of the Audit Committee receives an additional $12,500 annual cash retainer and other members of the Audit Committee receive an additional annual cash retainer in the amount of $7,500. The chairperson of the Compensation Committee and the Corporate Governance and Nominating Committee each receive an additional $8,000 annual cash retainer and other members of those committees will receive an additional annual cash retainer in the amount of $5,000. Through

May 2016, the Lead Director received an additional $10,000 annual cash retainer. After May 2016, the Lead Director’s annual cash retainer was increased to $20,000.  All cash retainers are payable ratably on a quarterly basis.  Additionally each non-employee director is reimbursed for his or her expenses in connection with attendance at each meeting.

Non-employee directors also receive an annual award of restricted stock under the 2007 Stock Incentive Plan, as amended. The annual award consists of shares of the Company’s common stock with a value of $50,000 as of the date of grant. The Lead Director received an additional award of restricted stock with a value of $20,000 as of the date of grant. Directors who are appointed to the Board outside of the annual meeting of shareholders receive a pro rata amount of the annual award. These restricted shares will vest over a three-year period upon the performance of future service as a director, subject to certain exceptions.

The following table shows the compensation paid by the Company to each non-employee director for 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All other Compensation ($)		Total ($)
Richard D. Federico	$61,500	$83,281	—		$144,781
Gerald J. (Bud) Laber	$52,500	$61,069	—		$113,569
Alexis P. Michas	$46,500	$61,069	—		$107,569
Richard D. Smith	$40,000	$61,069	$127,000	(2)	$228,069
James J. Tanous	$55,500	$61,069	—		$116,569
Michael R. Winter	$57,500	$61,069	—		$118,569

(1)         Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards were based on the average closing bid and ask price of the Company’s common stock as reported on the Nasdaq Global Market on the date of grant.

(2)         Mr. Smith served as Executive Chairman of the Board and Chief Financial Officer until his retirement in March 2013. The Company entered into a five-year consulting agreement with Mr. Smith effective upon his retirement pursuant to which Mr. Smith will receive an annual consulting fee, paid monthly, and will be available to work part time as an independent contractor on assignments as requested by the Chief Executive Officer and agreed upon by Mr. Smith.

The aggregate number of unvested stock awards outstanding for each non-employee director as of December 31, 2016 is shown below:

Name	Unvested Stock Awards (#)
Richard D. Federico	7,212
Gerald J. (Bud) Laber	5,621
Alexis P. Michas	4,068
Richard D. Smith	5,621
James J. Tanous	5,581
Michael R. Winter	5,106

Director Stock Ownership Policy

The Board of Directors believes it is generally desirable for directors to own shares of the Company’s stock. By becoming equity owners, the outside directors assume a personal stake in the success or failure of the Company and it aligns their financial interests with the long-term shareholders of the Company. Pursuant to the Director Stock Ownership Policy, which was adopted in 2010 and revised in 2014, non-employee directors are required to make a minimum investment in Company stock equal to three times the annual cash and stock retainer (the “Guideline Investment”). Each non-employee director is allowed a grace period to meet the Guideline Investment in full, from the date of initial election or appointment to the Board through the fifth anniversary of such election or appointment. The Company has a Non-Employee Director Stock in Lieu of Cash Retainer Plan. Pursuant to the Plan, each non-employee director may elect to forego receipt of all or a portion of the cash retainer in exchange for newly issued common stock. Until the Guideline Investment is achieved, directors must utilize 50% of the cash retainer to purchase Company stock and such stock, along with stock grants received from the Company, will be used to reach the Guideline Investment.

PROPOSALS TO BE VOTED ON

Proposal 1 — Election of Directors

Our Articles of Incorporation and Bylaws provide for a Board consisting of not less than three and not more than nine persons, as such number is determined by the Board of Directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the Director resigns or is otherwise removed.

Our Board of Directors currently consists of Richard D. Federico, Gerald J. (Bud) Laber, Alexis P. Michas, Richard D. Smith, James J. Tanous, Richard S. Warzala and Michael R. Winter. In accordance with the Bylaws of the Company, the Board of Directors has fixed the number of directors to be elected at the Annual Meeting to seven directors. The affirmative vote of a majority of the votes cast is required for the election of directors. Unless instructed otherwise, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the seven nominees named below, each of whom was nominated by the Board based on the recommendation of our Governance and Nominating Committee. Each nominee is an incumbent director standing for re-election and all nominees have agreed to serve if elected.

If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Information regarding the director nominees can be found under “Corporate Governance and Board Matters — Director Qualifications and Biographical Information.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Proposal 2 — Advisory Vote on Executive Compensation

Shareholders are being asked to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with Securities and Exchange Commission rules. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to express your views on our Named Executive Officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our shorter-term and longer-term financial and strategic goals and for driving corporate performance. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our shareholders.

You may vote for or against the following resolution, or you may abstain.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and procedures described in this Proxy Statement.

Our Board of Directors is asking shareholders to vote on the following resolution at the Meeting:

RESOLVED, that Allied Motion Technologies Inc.’s shareholders approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related material included in this Proxy Statement.

This vote on the Named Executive Officer compensation is advisory, and therefore will not be binding on the Company and will not affect any existing compensation or award programs. However, we value the opinions expressed by our shareholders and the Board of Directors and the Compensation Committee expect to consider the outcome of the vote, along with other relevant factors, when considering future compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED “FOR” THE APPROVAL.

Proposal 3 — Approval of the Allied Motion Technologies Inc. 2017 Omnibus Incentive Plan

On March 28, 2017, our Board of Directors approved, subject to shareholder approval, the Allied Motion Technologies Inc. 2017 Omnibus Incentive Plan (the “2017 Omnibus Plan”). We are submitting the 2017 Omnibus Plan to our shareholders for approval, which is required under the terms of the 2017 Omnibus Plan for awards granted under it to be valid and effective. We are also seeking shareholder approval in accordance with the requirements of the Nasdaq Stock Market rules and in order for certain awards under the 2017 Omnibus Plan to be eligible as “performance-based compensation” that is exempt from the $1 million deduction limit imposed by Section 162(m) of the Internal Revenue Code.  The 2017 Omnibus Plan will replace the Company’s 2007 Stock Incentive Plan (the “Predecessor Plan”) which expires on April 1, 2017.  No new awards will be granted under the Predecessor Plan however any awards outstanding under the Predecessor Plan on the date of stockholder approval of the 2017 Omnibus Plan will remain subject to and be paid under the Predecessor Plan.

We believe that appropriate equity incentives are important to attract and retain the highest caliber of employees and directors, to link incentive rewards to the Company’s performance, to encourage employee and director ownership in our Company, and to align the interests of our employees and directors to those of our shareholders. The approval of the 2017 Omnibus Plan will enable us to continue to provide such incentives.

Description of the 2017 Omnibus Plan

The following is a summary of the material features of the 2017 Omnibus Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the 2017 Omnibus Plan, which is attached to this proxy statement as Exhibit A.

Purpose of the 2017 Omnibus Plan. The purpose of the 2017 Omnibus Plan is to assist in attracting and retaining highly competent officers, non-employee directors, key employees, consultants and advisors, to motivate such individuals to serve the Company and to expend maximum effort to achieve long-term corporate objectives and to enable stock-based and cash-based incentive awards to qualify as performance-based compensation for purposes of the tax deduction limitations under Section 162(m) of the Code.

Administration. The 2017 Omnibus Plan will be administered by the Compensation Committee of our Board of Directors (the “Committee”). The 2017 Omnibus Plan gives the Committee discretion to make awards under the 2017 Omnibus Plan, to determine the type, size and the terms of awards, to determine the criteria for vesting and exercisability, to establish rules for the administration of the 2017 Omnibus Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2017 Omnibus Plan.

The Committee may, to the extent permitted by applicable law, delegate to one or more committees of the Board or to one or more of our executive officers the authority to select individuals (other than executive officers and directors) to receive awards under the 2017 Omnibus Plan and to determine the amount and types of awards granted to individuals who are so selected. The Committee may also authorize further delegation by such committees to executive officers of the Company, to the extent permitted by Colorado law. Determinations regarding the timing, pricing, amount and terms of any award to a “reporting person” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be made by the Committee. No delegation may be made that would cause awards or other transactions under the 2017 Omnibus Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an award intended to qualify for favorable treatment under Section 162(m) of the Internal Revenue Code not to qualify for, or to cease to qualify for, such favorable treatment. The Committee may revoke, limit or amend the terms of a delegation at any time, but any such revocation, limitation or amendment will not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the 2017 Omnibus Plan.

The Board of Directors or another committee thereof may also exercise the authority granted to the Committee. To the extent an action of the Board of Directors conflicts with action taken by the Committee, the action of the Board of Directors will control. Throughout this Proposal 3, references to the power of the Committee to make a determination or establish terms of an award also refer to powers that may be exercised by the Board of Directors, in its discretion.

Eligibility. All employees and officers of the Company and its subsidiaries and affiliates, together with independent contractors and our directors, are eligible to participate in the 2017 Omnibus Plan. This group of eligible employees currently includes 6 non-employee directors and approximately 75 other employees (including executive officers) and independent contractors. The number of eligible employees is expected to increase over time based upon the future growth and needs of the Company.

Shares Available for Awards. If the 2017 Omnibus Plan is approved, 1,100,000 shares of our common stock will be reserved for awards under the plan.

Shares delivered under the 2017 Omnibus Plan may consist, in whole or in part, of authorized and unissued shares of common stock, treasury shares or shares of stock acquired by the Company. On March 28, 2017, the closing price of a share of our common stock was $20.11

Shares reserved for awards under the 2017 Omnibus Plan that expire, are canceled or are otherwise forfeited in whole or in part will be available for future grant under the 2017 Omnibus Plan. Subject to the terms of Section 409A of the Internal Revenue Code, substitute awards may be granted under the 2017 Omnibus Plan in substitution for stock and stock-based awards held by employees or other service providers of an acquired company in a merger, acquisition or consolidation. Substitute awards will not count against the share limit under the 2017 Omnibus Plan.

In the event a corporation acquired by (or combined with) the Company or any of its subsidiaries has shares available under a preexisting plan approved by the stockholders of such acquired (or combined) corporation and not adopted in contemplation of the acquisition or combination, the shares available for grant pursuant to the terms of such a preexisting plan may be used for awards under the 2017 Omnibus Plan and will not reduce the shares of common stock authorized for grant under the 2017 Omnibus Plan. The number of shares available for awards under such a preexisting plan will be adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in the acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to the acquisition or combination. Awards made by the Company using shares available under such a preexisting plan will not be made after the date awards or grants could have been made under the terms of the preexisting plan if the acquisition or combination had not occurred, and will only be made to individuals who were not employees or directors of the Company or any of its subsidiaries prior to the acquisition or combination. Shares made available for awards due to such an acquisition or combination will not increase the amount of shares available for awards of incentive stock options unless the additional share limit is approved by the shareholders of the Company.

Individual Limits. In any calendar year, an eligible participant may receive, under the 2017 Omnibus Plan, stock options or stock appreciation rights with respect to no more than 200,000 shares of our common stock. In addition, the maximum number of shares that may be earned with respect to restricted stock, restricted stock units, unrestricted grants of shares or other similar awards (whether performance-based or time-vested) that are intended to qualify as “performance-based compensation” that may be granted to any individual during any calendar year is 200,000.  The maximum amount of payable as a cash award for any performance period to an eligible participant that is intended to qualify as “performance-based compensation” is limited to an amount equal to four times the annual base salary of the individual at the beginning of the applicable performance period per calendar year.

Adjustments. The aggregate number of shares under the 2017 Omnibus Plan, the type of shares as to which awards may be granted, the exercise price of and number and type of shares covered by each outstanding award and the performance standards applicable to awards are subject to adjustment in the event of a stock dividend, extraordinary distribution, recapitalization or certain other corporate transactions. The Committee also has the authority to substitute or exchange any or all outstanding awards or to make a cash payment in respect of such awards in the case of certain corporate transactions.

Types of Awards. The 2017 Omnibus Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options. Stock options granted under the 2017 Omnibus Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years, subject to certain rules applicable to incentive stock options; provided, that if a stock option other than an incentive stock option has an expiration date within 3 days of a Company “black-out period,” the expiration date of such stock option shall be extended for a period of 30 days following the end of the “black-out period” or such longer period as permitted by the Committee. The 2017 Omnibus Plan prohibits the repricing of outstanding stock options. Grantees will not be entitled to receive any dividends or other distributions paid with respect to a stock option. Award agreements for stock options may include rules for the effect of a termination of service on the option and the term for exercising stock options after any termination of service. No option may be exercised after the end of the term set forth in the award agreement.

Stock Appreciation Rights. A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised. The base price of a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years. Except as otherwise provided by the Committee, stock appreciation rights will only be settled in shares of our common stock. Grantees will not be entitled to receive any dividends or other distributions paid with respect to a stock appreciation right. Award agreements for stock appreciation rights may include rules for the effect of a termination of service on the stock appreciation right and the term for exercising stock appreciation rights after any termination of service. No stock appreciation right may be exercised after the end of the term set forth in the award agreement.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the Committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock will be forfeited. Restricted stock awards in excess of 5% of the number of shares available for awards under the 2017 Omnibus Plan that are conditioned on a participant’s continued employment with the Company or one of its affiliates will not become vested earlier than one year from the date of grant.

During the restricted period, the holder of restricted stock has the right to vote the shares of restricted stock but will not have the right to receive dividends with respect to such shares, however dividend equivalents may accumulate during the restricted period and paid to the extent the restricted shares vest.

Restricted Stock Units. A restricted stock unit entitles the grantee to receive common stock after a “restricted period” during which the grantee must satisfy certain vesting conditions (which may include attaining certain performance goals). Unless otherwise determined by the Committee, if the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit will be forfeited. The Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividend equivalents on the underlying common stock. Awards of restricted stock units in excess of 5% of the number of shares available for awards under the 2017 Omnibus Plan that are conditioned on a participant’s continued employment with the Company or one of its affiliates will not become vested earlier than one year from the date of grant.

Other Equity-Based Awards. The 2017 Omnibus Plan also authorizes the Committee to grant other types of equity-based compensation, including deferred stock units, unrestricted shares, and other awards that are convertible into our common stock. For example, the Committee may grant awards that are based on the achievement of performance goals (described below).  Awards to non-employee directors may be made in accordance with a written, non-discretionary formula established by the Board.

Cash Awards.  An award may be in the form of a cash award. The terms, conditions and limitations applicable to a cash award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

Vesting and Performance Objectives. Awards under the 2017 Omnibus Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance goals (as described below), or a combination of both. The Committee also has authority to provide for accelerated vesting upon occurrence of certain events.

Performance goals selected by the Committee as vesting conditions may be based on any one of the following performance goals or combination thereof (or an equivalent metric): increased revenue or increased sales; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization (EBITDA);economic value added (EVA) (or an equivalent metric);market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in relative terms (including without limitation by the passage of time and/or against another company or companies), (C) on a per-share basis, (D) against the performance of the Company as a whole or a segment of the Company, (E) on a pre-tax or after-tax basis, and/or (F) on a GAAP or non-GAAP basis.

If so specified in the award agreement, performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes, and other special charges such as restructuring expenses, acquisitions and divestitures and related expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases, strategic loan loss provisions and other unusual, non-recurring items of gain or loss that are separately identified and quantified in the Company’s audited financial statements. Notwithstanding the preceding sentence, unless the Committee determines otherwise prior to the end of the applicable time for establishing performance objectives for an award, to the extent any item referenced in the preceding sentence affects any performance criteria applicable to an award, such item will be automatically excluded or included in determining the extent to which the performance objective has been achieved depending on which produces the higher award (subject to the exercise of “negative discretion” by the Committee).

The Committee may, in its discretion, also grant awards based on performance objectives other than those described above. If the Committee grants these awards, they will not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code unless and until such performance objectives are approved by our shareholders.

Nontransferability. In general, awards under the 2017 Omnibus Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Committee may allow the transfer of non-qualified stock options to a participant’s immediate family or to a trust or trusts for the benefit of such family members or one or more partnerships of which family members are the only partners.

Change in Control. The Committee will determine the treatment of outstanding awards granted under the 2017 Omnibus Plan in connection with any transaction or transactions resulting in a change in control.

Withholding. We are authorized to withhold from any award granted and any payment relating to any award under the 2017 Omnibus Plan any applicable taxes. In the discretion of the Committee, a participant may satisfy his or her withholding obligations through our withholding shares of common stock that would otherwise be delivered upon settlement of the award.

Amendment and Termination. Our Board may amend or terminate the 2017 Omnibus Plan at any time. No amendment that increases the total number of shares of common stock that may be granted under the 2017 Omnibus Plan, increases the maximum number of shares of common stock that may be issued to any individual participant, or amends the 2017 Omnibus Plan provision that prohibits repricing of options or stock appreciation rights without shareholder approval will be effective unless it is approved by our shareholders. Without the consent of an affected participant, no action may adversely affect in a material manner any right of such participant under any previously granted award.

Effective Date and Duration. The 2017 Omnibus Plan’s effective date is April 1, 2017. However, the 2017 Omnibus Plan and any awards will be null and void if the 2017 Omnibus Plan is not approved by our shareholders at the Company’s 2017 annual meeting of shareholders. Unless it is terminated sooner, no awards will be granted under the 2017 Omnibus Plan more than 10 years after the 2017 Omnibus Plan’s effective date.

Federal Income Tax Consequences

The material United States federal income tax consequences of the grant and exercise of stock options and other awards under the 2017 Omnibus Plan, based on the current provisions of the Internal Revenue Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2017 Omnibus Plan are exempt from or comply with the rules under Section 409A and 457A of the Internal Revenue Code relating to non-qualified deferred compensation.

Stock Options. The grant of a stock option will have no tax consequences to the grantee or to the Company. In general, upon the exercise of an incentive stock option, the grantee will not recognize income and the Company will not be entitled to a tax deduction. However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-qualified stock option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the Company will generally be entitled to a tax deduction in the same amount.

Stock Appreciation Rights. The grant of a stock appreciation right will have no tax consequences to the grantee or to the Company. Upon the exercise of a stock appreciation right, the grantee will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and the Company will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards. In general, the grant of restricted stock, restricted stock units, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to the Company. When the award is settled (or, in the case of restricted stock, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. The Company will generally be entitled to a tax deduction in the same amount.

Sale of Shares. When a grantee sells shares received under any award other than an incentive stock option, the grantee will recognize capital gain or loss equal to the difference between the sale proceeds and the grantee’s basis in the shares. In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When a grantee disposes of shares acquired upon the exercise of an incentive stock option, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be. However, if the grantee does not hold these shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the fair market value of the shares acquired upon exercise on the exercise date over the exercise price will generally be treated as ordinary income for the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss for the grantee; and (3) the Company will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Deduction Limits. In general, a corporation is denied a tax deduction for any compensation paid to its chief executive officer or to any of its three other most highly compensated executive officers, other than an executive officer serving solely as the chief financial officer, to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. “Performance-based compensation” is not subject to this deduction limit. The 2017 Omnibus Plan permits the grant of awards that are intended to qualify as performance-based compensation (such as cash awards, restricted stock and restricted stock units that are conditioned on achievement of one or more performance goals, and stock options and stock appreciation rights) and of awards that do not so qualify (such as cash awards, restricted stock and restricted stock units that are not conditioned on achievement of performance goals). If awards that are intended to qualify as performance-based compensation are granted in accordance with the requirements of Section 162(m) of the Internal Revenue Code, they will be fully deductible by the Company.

New Benefits Under the 2017 Omnibus Plan. The Committee has not granted any awards under the 2017 Omnibus Plan. If the 2017 Omnibus Plan is approved by our shareholders, any future grants of awards thereunder that will be made to eligible executive officers, employees, directors, consultants and advisors are subject to the discretion of the Committee and, therefore, are not determinable at this time.

To approve the 2017 Omnibus Plan, the votes cast “for” must exceed the votes cast “against” Proposal 3 at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2017 OMNIBUS INCENTIVE PLAN.

Proposal 4 — Advisory Vote on the Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed EKS&H to act as auditors for the fiscal year ending December 31, 2017. EKS&H has served as the independent registered public accounting firm for the Company since 2006. Representatives of EKS&H are expected to be present at the Annual Meeting.

The “Audit Committee Matters” section of this Proxy Statement contains additional information regarding the independent auditors, including a description of the Audit Committee’s Policy for Pre-Approval of Audit and Permitted Non-Audit Services and a summary of Auditor Fees and Services.

At the Annual Meeting, the shareholders will be asked to ratify the selection of EKS&H as the Company’s independent registered public accounting firm. Pursuant to the Rules and Regulations of the Securities and Exchange Commission, the Audit Committee has the direct responsibility to appoint, retain, fix the compensation and oversee the work of the Company’s independent registered public accounting firm. Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.

The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of EKS&H LLLP as the Company’s independent public accounting firm for 2017.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED “FOR” THE RATIFICATION.

EXECUTIVE OFFICERS

The following provides certain information regarding our executive officers. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each executive officer. There are no family relationships between any of our directors or executive officers.

Richard S. Warzala, age 63—Mr. Warzala has served as director of the Company since August 2006 and as Chairman of the Board since February 2014. Mr. Warzala joined Allied Motion as President and Chief Operating Officer in May 2002 and was appointed President and Chief Executive Officer in May 2009. Prior to joining Allied Motion, Mr. Warzala was President of the Motion Components Group of Danaher Corporation and held various positions at American Precision Industries Inc., including Corporate Vice President and President of its API Motion Division.

Michael R. Leach, age 48—Mr. Leach was named Chief Financial Officer of the Company effective August 10, 2015. Prior to joining Allied Motion, Mr. Leach served for six years as the Executive Vice President and Chief Financial Officer for Osmose Holdings, Inc. Previously, he was with Cytec Industries for eight years where he progressed to the position of North American Operations Controller for Cytec Specialty Chemicals and eight years with Belko Corporation, a division of Alco Industries, where he was the Vice President of Finance and Administration.

Robert P. Maida, age 52—Mr. Maida was named Vice President of Operational Excellence effective August 10, 2015. Mr. Maida joined Allied Motion as Chief Financial Officer in December 2012. Prior to joining Allied Motion he worked for over two years as the Director of Finance for Avox Systems, Inc., a subsidiary of Zodiac Aerospace. For the ten years prior to that, Mr. Maida held several positions with API Motion / Danaher Motion where he progressed to the position of Director of Finance for the Applied Products Group of Danaher Motion, a subsidiary of Danaher Corporation. Prior to that, he was the Vice President of Finance for Great Lakes Industries, Inc. and the Director of Finance of BRC, a division of Bryce Corporation.

Kenneth R. Wyman, age 74—Mr. Wyman was named Vice President of Marketing of the Company in February 2003. He was designated as an executive officer in February 2005. From 2000 to 2002, he was Vice President of Marketing for the Motion Components Group of Danaher Corporation. In 1995, Mr. Wyman joined API Motion as Director of Marketing, and later was named Vice President of Marketing.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board, which is comprised of independent directors, establishes the Company’s compensation philosophy.  The Committee operates under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.alliedmotion.com.  The Committee ensures that the total compensation of the Company’s executive officers and other key management is fair, reasonable and competitive.  The Committee annually evaluates the performance of the Company’s Chief Executive Officer based upon a mix of the achievement of corporate goals and individual performance and makes recommendations to the Board concerning compensation and benefits for executive officers and other key management.  All compensation for these individuals is approved by the Board.

The Committee meets with Mr. Warzala, the Company’s Chief Executive Officer and President, to obtain his recommendations with respect to key management compensation programs and practices, base salaries, incentive plan targets and equity awards.  The Committee considers, but is not bound to accept management’s recommendations.  The Committee discusses Mr. Warzala’s compensation with him, but makes decisions and Board recommendations without him present.

The Committee has authorized Mr. Warzala to make salary adjustments for all employees other than executive officers and other key management.

The Committee makes recommendations to the Board for equity based awards and these awards are approved by the Board.  However, the Committee has delegated to Mr. Warzala the authority to make restricted stock awards to employees other than executive officers or key management, not to exceed 10,000 shares in the aggregate.  Such awards made by Mr. Warzala are generally intended to be used for recruiting and employee promotion purposes.

The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities.  During 2016, the Company did not engage any outside advisors.

Compensation Philosophy

The primary goals of the Company’s compensation policies for the executive officers and other key management are as follows:

•              To provide total compensation opportunities for executive officers and other key management which are sufficient to attract and retain individuals whose talents and abilities allow the Company to accomplish its strategies.

•              To align the interests of management with shareholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by management.

Consideration of Most Recent Say on Pay Vote

At the annual meeting of shareholders on May 4, 2016, 99% of the shares voted were voted in support of the compensation of our Named Officers, as discussed and disclosed in the 2016 proxy statement. In considering the results of this most recent advisory vote on executive compensation, the Committee concluded that the compensation paid to our executive officers and the Company’s overall pay practices have strong shareholder support and no significant changes were made.

Elements of Compensation

The key elements of executive compensation are

•              Base Compensation

•              Annual Cash Incentive Compensation

•              Equity Incentive Compensation

•              Deferred Compensation Plan benefits

Base Compensation.  Base compensation is comprised of the annual salary and is set at levels sufficient to attract and retain executives. In determining Mr. Warzala’s base compensation, the Committee considers market data and performance during the previous year as well as goals and objectives for the current year. In determining other base compensation levels, the Committee reviews and considers the evaluation and recommendation by Mr. Warzala of each key manager’s performance during the prior year and responsibilities for the current year. During the review of base compensation, the Committee also considers the executive’s or manager’s qualifications and experience, scope of responsibilities and future potential, the goals and objective established for the individual, his or her past performance and competitive compensation practices both internally and externally.

Annual Cash Incentive Plan.  The annual incentive plan is a pay-for-performance cash award plan generally available to all employees of the Company and aligns the interests of executives and employees with those of the Company’s shareholders.  The plan promotes a culture of high performance and ownership by employees in which employees are rewarded for improving profitability, achieving operating efficiencies and reducing costs.  Awards under the plan are based on the actual Economic Value Added (EVA) achieved as compared against a threshold and target EVA performance goals established for each year by the Board of Directors. EVA is net operating profit after taxes, as defined, less a cost of capital charge. If the target EVA is achieved, then the target bonus is paid. If the actual EVA achieved falls between the threshold and the target EVA performance goals, the annual cash incentive plan award equals the target amount multiplied by the prorata percent of the EVA target achieved (0% to 100% of the target bonus amount). If the actual EVA achieved is greater than the target EVA performance goal, then the annual cash incentive plan award will be greater than 100% of the target amount with the total award being a certain prorata percent of the incremental EVA achieved above the target EVA.

Equity Incentive Compensation.  The equity incentive compensation program is comprised of restricted stock awards that are (i) time-based and will vest, assuming continued employment, over a three-year period from the date of grant, (ii) earned upon achievement of certain short-term, annually determined performance criteria (STIP) and (iii) earned upon achievement of longer-term performance goals (LTIP).

(i)            Time-Based Awards. The annual time-based restricted stock awards for the Chief Executive Officer, Chief Financial Officer and Vice President of Operational Excellence are equal to a percentage of the officer’s then annual salary divided by the share price (average of bid and ask) on the day of the first meeting of the Board of Directors that year (“First BOD meeting”). In March 2016, the Board granted Mr. Warzala 8,224 shares of time-based restricted stock (33.3% of annual salary), Mr. Leach 2,028 shares (15% of annual salary) and Mr. Maida 1,706 shares (16% of annual salary). The Board also made an award of time-based restricted stock to Mr. Wyman (330 shares). The time-based shares will vest 1/3 on each of March 31, 2017, 2018, and 2019.

(ii)           Short-Term Equity Incentive Program (STIP).  The STIP is a pay-for-performance incentive program under which restricted stock is awarded annually and earned upon the achievement of certain annually determined performance criteria. The Compensation Committee uses adjusted EBITDA as the performance criteria under the STIP and measures the Company’s results against threshold, target and high performance measures. The STIP target is equal to the weighted average of the EBITDA of the Company, adjusted to account for business development costs relating to acquisitions, for the immediately preceding three year period. The STIP threshold is 95% of target and the STIP high performance measure is 105% of target. If the STIP high performance measure is achieved or exceeded, then all of the STIP shares will be earned. If the Company’s actual results are less than the STIP high performance measure but greater than the STIP threshold, then the STIP shares will be earned on a prorata basis. If the Company’s actual results are less than the STIP threshold, then no STIP shares will be earned. Any unearned STIP shares will be forfeited and returned to the Stock Incentive Plan and be available for future awards. Once earned, the STIP shares will vest 1/3 on the date of the first BOD meeting following the year the shares are earned, and the remainder will vest annually over the following two years.  The Board of Directors may change the terms of the STIP at any time taking into consideration the relationship of the incentive pay earned to the increase in profitability achieved for any period.  Beginning in 2017, the Company has revised the performance criteria for the STIP program.  The EBITDA criteria described above will be used as a measure for 50% of the STIP shares granted.  The Company has added a Sales component as an additional performance criterion under the STIP to be used as a measure for the remaining 50% of the STIP shares granted.  The Sales Target is equal to 105% of the previous year’s Sales and the threshold is 100% of the previous year’s Sales.  If the Sales Target is achieved or exceeded, then 50% of the STIP shares will be earned. If the actual Sales are less than the Target, but greater than the threshold, the shares will be earned on a prorate basis.  If the actual results are less than the threshold, then no shares will be earned.

The annual STIP awards for the Chief Executive Officer, Chief Financial Officer and Vice President of Operational Excellence are equal to a percentage of the officer’s then annual salary divided by the share price (average of bid and ask) on the day of the First BOD meeting. In March 2016, the Compensation Committee approved the award of 16,448 STIP shares for Mr. Warzala (100% of annual salary), 3,380 shares for Mr. Leach (25% of annual salary) and 853 shares for Mr. Maida (8% of annual salary).  The Compensation Committee also made an award of 500 shares for Mr. Wyman.  The STIP awards are each in the form of restricted stock. For 2016, the performance goal was partially met and 87% of the share award was earned.

(iii)          Long-Term Equity Incentive Program (LTIP).  The LTIP is a multi-year pay-for-performance incentive program under which the Chief Executive Officer, Chief Financial Officer and Vice President of Operational Excellence will earn shares based upon the achievement of an increase in sales over a specified period. The LTIP was first implemented in 2013 and has been revised and extended as performance goals were achieved. The LTIP extends through December 31, 2020 and the sales target to be achieved is an aggregate increase to $500 million (the “Sales Target”).  The Sales Target can be achieved in two ways—organic sales growth and acquired sales (defined as the actual sales achieved by any company or business unit acquired by Allied Motion for the trailing twelve months immediately preceding the closing date of such acquisition).

Under the current terms of the LTIP, for each $30 million increase in sales up to the Sales Target, each executive earns LTIP shares equal to a percentage of his annual salary as follows: 100% for Mr. Warzala, 25% for Mr. Leach and 25% for Mr. Maida.  The LTIP performance criteria for organic sales growth is measured after the end of each year of the performance period at the First BOD Meeting and the number of shares earned will be calculated based on the stock price (average of bid and ask) as measured at the beginning of the previous year.  The LTIP shares that are earned based on actual organic sales growth will vest 1/3 on the date of the first BOD meeting following the year the shares are earned and the remainder will vest annually over the following two years. The LTIP performance criteria for acquired sales is measured as of the closing date for an acquisition during the performance period and the number of shares earned will be calculated based on the stock price (average of bid and ask) as measured at the beginning of the year. The LTIP shares that are earned based on acquired sales will vest annually (1/5 each year) over the following five years. When calculating the increase in sales, the Company will make appropriate adjustments to account for any acquired sales for which a LTIP payment has been paid. If the recipient’s employment with the Company is terminated due to cause or voluntary resignation, any unvested LTIP shares will be forfeited.

For 2016, no shares were earned under the organic growth portion of the LTIP.  Shares earned under the acquired sales portion of the LTIP were approximately 52.7% of the annual $30 million Sales Target.  As of December 31, 2016, approximately $265 million of the cumulative Sales Target has been achieved.  The following table shows the status of the LTIP awards as of December 31, 2016:

	Number of LTIP Share
Name and Principal Position	Awarded	Earned	Forfeited	Unearned
Richard S. Warzala	310,387	275,624	4,259	30,504
President and Chief Executive Officer
Michael R. Leach	5,372	1,346	—	4,026
Chief Financial Officer
Robert P. Maida	33,261	28,246	1,853	3,162
Vice President of Operational Excellence

Deferred Compensation (DCP).  The Company maintains a Deferred Compensation Plan which provides eligible key employees with the opportunity to defer the receipt of base compensation, bonuses, or a combination thereof, receive an allocation of any discretionary amount contributed to the Plan by the Company and receive an allocation of any performance based contributions by the Company. During 2016, no participants elected to defer any compensation under the Plan.

In accordance with Mr. Warzala’s employment agreement, the Company will make a supplemental retirement contribution, under the discretionary contribution provisions of the DCP, of $153,856 each May beginning in 2011 and ending in 2017. The terms of the contribution are further discussed below under the heading Chief Executive Officer Employment Agreement—Nonqualified Deferred Compensation.

Under the DCP, Mr. Warzala will also receive an annual performance based contribution to his deferred compensation account based on the achievement of a minimum return on equity (the “DCP Performance Target”) determined each year by the Board of Directors within 90 days of the beginning of the performance period. If the DCP Performance Target is achieved, an amount equal to 12.5% of the excess over the DCP Performance Target is contributed to Mr. Warzala’s deferred compensation account, provided that performance contribution will be capped at an amount that is equal to one times Mr. Warzala’s base compensation in any given year.  The DCP performance target was set at 12.0% return on equity for 2016 and such performance target was partially achieved. Accordingly, a performance contribution of $132,000 was contributed to the Plan for Mr. Warzala.

Perquisites and Other Benefits

The Company provides executive officers with perquisites and other benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program.  The Committee periodically reviews the levels of perquisites and other benefits provided to executive officers.  Mr. Warzala is provided with exclusive use of a company automobile, reimbursement for personal financial planning up to $5,000 annually and with $500,000 of life insurance plus a $10,000 annual payment to be used to purchase additional life insurance for which the executive may designate the beneficiaries.

The Company generally provides employees with medical, life and disability insurance benefits.  All employees in the United States are eligible to participate in the Company’s 401(k) Plan to which employees are able to contribute the lesser of up to 60% of their annual salary or the limit prescribed by the Internal Revenue Service.  The Company generally matches 100% of the first 3% plus 50% of the next 2% of eligible compensation that is contributed to the Plan.  All employee deferral contributions are fully vested upon contribution.  Company matching contributions are fully vested after completion of one year of service with the Company.  All employees in the United States who are not part of collective bargaining agreements are also participants in the Employee Stock Ownership Plan. Contributions to the Plan are based on a percentage of the Company’s income, as determined and defined by the board of directors, and are made in newly issued shares of the Company’s common stock.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain Named Executive Officers, unless the compensation is performance based and satisfies other conditions.  The Company’s policy is to maximize the deductibility of compensation but does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests. All compensation paid to our Named Executive Officers for 2016 was deductible.

Chief Executive Officer Employment Agreement

The Company has an employment agreement with Richard S. Warzala, President, Chief Executive Officer and Chairman of the Board. The Agreement continues on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the term. The Agreement contains the provisions outlined below.

Base Salary.  The Agreement provides an annual base salary that may be reviewed annually for increase on a merit basis. Mr. Warzala’s salary was increased to $497,500 effective March 1, 2017.

Annual Incentive Bonus.  Annual incentive bonuses are paid based on achieving performance criteria recommended annually by the Compensation Committee and approved by the Board of Directors within ninety days of the beginning of the performance period. The performance criteria will recognize the overall financial performance of the Company and the improvements made in financial results. Mr. Warzala participates in the Company’s annual incentive plan which is described above under the heading Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Plan.

Equity Incentive Compensation.  The Company utilizes stock based awards for short- and long-term incentives. In making its determination regarding the grant of stock based awards, the Board considers, among other things, the Employee’s responsibilities and efforts and performance in relation to the business plan and forecast, the relationship between the benefits of restricted stock and improving shareholder value, the development and performance of the Company’s products in the marketplace and an increase in the trading price per share of the Company’s Common Stock. The Board also considers customary business practices and Short- and Long-Term Incentive Plan benefits granted in comparison to such benefits provided to other executives in similar positions.  A discussion of Mr. Warzala’s short-term and long-term equity incentive awards is set forth above under the heading Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation.

Nonqualified Deferred Compensation.  Effective May 31, 2011, Mr. Warzala’s employment agreement was amended to add supplemental retirement contributions. Under this amendment, the Company will make an annual contribution of $153,856 each May beginning in 2011 and ending in 2017. These contributions are guaranteed provided Mr. Warzala does not voluntarily terminate his employment and will be payable if his employment is terminated due to Employee’s death, Disability, involuntary termination by the Company without Cause, or at any time and for good reason after a Change in Control. The contributions will be treated as Discretionary Contributions under the Deferred Compensation Plan.

Other Provisions.  Mr. Warzala participates in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides Mr. Warzala with an automobile, personal financial planning, an annual physical examination and with life insurance for which the executive may designate the beneficiaries.

In the event of termination pursuant to a change in control, the Agreements provide for continuation of salary, insurance benefits and other bonus prorations or settlements as outlined below.

Retirement.  Payments upon retirement will be made pursuant to a retirement arrangement established with the Named Officer’s consent, which may provide for the settlement of the Annual Incentive Bonus for the current year.

Termination for Cause.  Termination for cause payments include salary continuation through the date of termination and benefit continuation until the end of the termination month.

Death.  Upon death, salary continues to the end of the month containing the date of death and for three months following. Any proration of the Annual Incentive Bonus is at the Board of Directors’ discretion.

Disability.  In the case of disability, salary is continued until the end of the term of the employment agreement, as adjusted for any compensation payable under any Company paid disability plan, or until long term disability insurance becomes effective. Benefits are continued as generally provided by the Company to its employees in accordance with the Company’s disability plan. Any proration of the Annual Incentive Bonus is at the Board of Directors’ discretion.

Involuntary Termination for other than Cause, Retirement, Death or Disability.  Involuntary termination payments include salary continuation through the end of the termination month and for twelve months following termination. For one year following the termination, medical, dental, long-term disability and life insurance benefits equal to the coverage provided to the employee at the time of termination are provided. An amount equal to 90% of the base salary at time of termination is to be paid in lieu of the annual bonus and an equity award is granted at the discretion of the Board for the fiscal year in which employment is terminated.

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

THE COMPENSATION COMMITTEE

Alexis P. Michas, Chairman Richard D. Federico Gerald J. Laber

Summary Compensation Table

The following table presents information relating to total compensation of the Executive Officers of the Company (the “Named Executive Officers”) for the fiscal years ended December 31, 2016, 2015 and 2014.

				Non-Equity
			Stock	Incentive Plan		All Other
Name and Principal Position	Year	Salary	Awards(1)	Compensation(2)		Compensation		Total
Richard S. Warzala	2016	$486,667	$877,610	$364,751	(3)	$206,830	(4)	$1,935,858
President and Chief Executive Officer	2015	$468,333	$1,046,184	$1,010,084		$210,194		$2,734,795
	2014	$430,833	$936,224	$1,083,570		$217,065		$2,667,693

Michael R. Leach	2016	$266,667	$242,002	$72,877		$16,376	(5)	$597,922
Chief Financial Officer	2015	$113,333	$39,100	$51,589		—		$204,022

Robert P. Maida	2016	$210,250	$91,103	$57,459		$16,552	(6)	$375,274
Vice President of Operational Excellence	2015	$202,500	$108,382	$133,936		$17,940		$462,758
	2014	$187,500	$45,614	$162,328		$22,819		$418,261

Kenneth R. Wyman	2016	$162,500	$16,451	$22,205		$13,490	(7)	$214,646
Vice President of Marketing	2015	$159,333	$16,530	$52,693		$14,558		$243,114
	2014	$155,500	$26,832	$60,365		$17,942		$260,638

(1)                                 Represents the total grant date fair value of stock awards on the date of the award. The awards consist of restricted shares with performance and/or service based vesting conditions. The fair values of these awards were based on the average closing bid and ask price of the Company’s common stock as reported on the Nasdaq Global Market on the date of grant.

(2)                                 Non-Equity Incentive Plan Compensation for 2016 represents an amount paid pursuant to the Annual Incentive Bonus Plan, which is generally available to all employees of the Company and is payable based upon the achievement of Company performance goals established by the Board of Directors.

(3)                                 Non-Equity Incentive Plan Compensation for Mr. Warzala for 2016 includes a performance incentive contribution to the Deferred Compensation Plan of $132,000.

(4)                                 All Other Compensation for Mr. Warzala for 2016 includes (a) the Company’s contribution of $16,552 to the Company’s 401(k) Plan and Employee Stock Ownership Plan, (b) Company paid life insurance premiums of $25.000, (c) contribution under the Deferred Compensation Plan of $153,856 to provide Mr. Warzala a supplemental retirement benefit, (d) financial planning and physical examination services of $5,000 and (e) fair value of personal use of Company provided automobile of $6,422, as determined with reference to IRS regulations.

(5)                                 All Other Compensation for Mr. Leach for 2016 includes the Company’s contribution of $16,376 to the Company’s 401(k) Plan and Employee Stock Ownership Plan.

(6)                                 All Other Compensation for Mr. Maida for 2016 includes the Company’s contribution of $16,552 to the Company’s 401(k) Plan and Employee Stock Ownership Plan.

(7)                                 All Other Compensation for Mr. Wyman for 2016 includes the Company’s contribution of $13,490 to the Company’s 401(k) Plan and Employee Stock Ownership Plan.

Grants of Plan-Based Awards in 2016

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2016.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)	Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock	Grant Date Fair Value of Stock
Name	Grant Date	Target($)	Target(#)	Maximum(#)	Awards (#)	Awards (5)
Richard S. Warzala
Cash Incentive Plan	3/2/2016	$340,667	—	—	—	—
STIP (2)	3/2/2016	—	8,224	16,448	—	$325,999
LTIP (3)	3/2/2016	—	—	19,607	—	$388,611
Time Based Awards (4)	3/2/2016	—	—	—	8,224	$163,000
Michael R. Leach
Cash Incentive Plan	3/2/2016	$106,667	—	—	—	—
STIP (2)	3/2/2016	—	1,690	3,380	—	$66,992
LTIP (3)	3/2/2016	—	—	5,372	—	$106,473
Time Based Awards (4)	3/2/2016	—	—	—	3,458	$68,538
Robert P. Maida
Cash Incentive Plan	3/2/2016	$84,100	—	—	—	—
STIP (2)	3/2/2016	—	427	853	—	$16,906
LTIP (3)	3/2/2016	—	—	2,033	—	$40,294
Time Based Awards (4)	3/2/2016	—	—	—	1,706	$33,813
Kenneth R. Wyman
Cash Incentive Plan	3/2/2016	$32,500	—	—	—	—
STIP (2)	3/2/2016	—	250	500	—	$9,910
Time Based Awards (4)	3/2/2016	—	—	—	330	$6,541

(1)                                 As further explained in Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Plan, the executive officers were eligible for a possible cash incentive award for 2016 pursuant to the Annual Cash Incentive Plan based on corporate performance. The table reflects the possible target incentive awards based on corporate performance. The target incentive is a percentage of the actual salary earned for the year and was set as follows: Mr. Warzala (70%), Mr. Leach (40%), Mr. Maida (40%) and Mr. Wyman (20%). There is no threshold or maximum amount under the Plan. The actual amount earned by each Named Executive Officer in 2016 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)                                 As further explained in Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation—Short-Term Equity Incentive Program above, the executive officers were eligible for restricted stock incentive performance based equity awards based on achievement of annual performance goals for 2016. If the threshold performance goals are not met, then 0% of the shares will be earned. If the target performance goals are met, approximately 50% of the STIP shares will be earned. If the maximum performance goals are met, 100% of the shares will be earned. For 2016, the performance goal was partially met and 87% of the share award was earned, which vested 1/3 on March 1, 2017 and the remainder will vest 1/3 in each of 2018 and 2019, subject to continued employment.

(3)                                 As further explained in Compensation Discussion and Analysis—Elements of Compensation—Equity Incentive Compensation—Long-Term Equity Incentive Program above, the executive officers are eligible for restricted stock incentive performance based equity awards based on achievement of longer term performance goals through 2020. All or a portion of the performance shares will be earned if the performance goal is met for any year during the period ending December 31, 2020. For 2016, a portion of shares previously granted were earned based on the acquired sales criteria for the LTIP which vests 1/5 in each of the following five years.

(4)                                 Consists of Time Based stock awards that will vest in three equal annual installments beginning in March 2017.

(5)                                 Represents the total grant date fair value of stock awards on the date of the award. The fair values of these awards are based on the average closing bid and ask price of the Company’s common stock as reported on the Nasdaq Global Market on the date of grant.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2016.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Richard S. Warzala	158,571	(3)	$3,391,834	30,504	$652,481
Michael R. Leach	8,737	(4)	$186,884	4,026	$86,116
Robert P. Maida	16,403	(5)	$350,860	3,162	$67,635
Kenneth R. Wyman	1,985	(6)	$42,459	—	—

(1)                                 Value is based on the closing price of the Company’s common stock of $21.39 on December 31, 2016, as reported on the Nasdaq Global Market.

(2)                                 Comprised of shares of restricted stock that are subject to future performance goals under the Company’s Long-Term Incentive Plan.

(3)                                 Includes 14,974 shares of restricted stock that were earned based on achievement of performance goals for 2016, of which 4,992 shares vested on March 1, 2017. With respect to time based awards, including performance based awards that were previously earned but remain subject to time based vesting, 79,315 shares vest in 2017; 60,526 shares vest in 2018; 9,734 shares vest in 2019; and 4,004 shares vest in 2010 and beyond, in each case subject to continued employment.

(4)                                 Includes 3,077 shares of restricted stock that were earned based on achievement of performance goals for 2016, of which 1,026 shares vested on March 1, 2017. With respect to time based awards, including performance based awards that were previously earned but remain subject to time based vesting, 2,090 shares vest in 2017; 3,113 vest in 2018; 1,970 vest in 2019; and 538 shares vest in 2010 and beyond, in each case subject to continued employment.

(5)                                 Includes 777 shares of restricted stock that were earned based on achievement of performance goals for 2016, of which 259 shares vested on March 1, 2017. With respect to time based awards, including performance based awards that were previously earned but remain subject to time based vesting, 8,451 shares vest in 2017; 6,245 shares vest in 2018; 1,035 shares vest in 2019; and 413 shares vest in 2010 and beyond, in each case subject to continued employment.

(6)                                 Includes 330 shares of restricted stock that were earned based on achievement of performance goals for 2016, of which 110 shares vested on March 1, 2017. With respect to time based awards, including performance based awards that were previously earned but remain subject to time based vesting, 1,000 shares vest in 2017; 310 shares vest in 2018; and 110 shares vest in 2019, in each case subject to continued employment.

Option Exercises and Stock Vested in 2016

The following table provides information regarding restricted stock awards that vested during 2016 for each of the Named Officers.  No options were owned or exercised by the Named Officers in 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard S. Warzala	88,755	$1,704,170
Michael R. Leach	1,144	$22,067
Robert P. Maida	11,540	$218,260
Kenneth R. Wyman	2,666	$48,181

Potential Payments upon Termination or Change in Control

Employment Agreement

The Company has an employment agreement with Richard S. Warzala, President, Chief Executive Officer and Chairman of the Board. The terms of this agreement are described in detail under the caption “Compensation of Executive Officers — Chief Executive Officer Employment Agreement”.

The following table shows potential payouts under the Mr. Warzala’s Employment Agreement assuming that employment was terminated in each situation listed in the table and that termination occurred on the last business day of 2016. The Agreement provides that upon termination of employment due to the executive’s retirement, payments would be made in accordance with any retirement arrangement established with the executive’s consent including the settlement of any annual bonus amounts for the year the retirement becomes effective. Upon a change in control of the Company, the executive would be entitled to payments and benefits under the change in control agreement discussed below and such payments are not to be duplicated by any requirements of the Employment Agreement.

Benefits and Payments	Voluntary Resignation (1)	Involuntary Termination with Cause		Involuntary Termination without Cause		Death or Disability
Compensation:
Severance Pay	$—	$—		$489,000	(2)	$122,250	(3)
Annual Bonus	—	232,751	(4)	440,100	(5)	232,751	(4)
Deferred Compensation Plan Performance Contribution (6)		132,000		132,000		132,000
Deferred Compensation Plan Discretionary Contribution (7)		—		153,856		153,856
Long Term Incentive Payout (8)	—	—		216,181		216,181
Accelerated Vesting of Time-Based Equity Awards (9)	—	—		—		3,218,686
Benefits:
Healthcare and other Insurance Benefits	—	—		45,000	(10)	—	(11)
Total	$—	$364,751		$1,476,137		$4,075,724

(1)                                 Termination due to resignation does not affect the Company’s obligation to make all payments to the executive which were fixed and determined prior to the effective date of termination.

(2)                                 Represents 12 months Base Salary continuation after the month of termination.

(3)                                 Represents 3 months Base Salary continuation after the month of termination. For Disability, the Company shall continue the executive’s salary (adjusted for any compensation payable to him under any Company paid disability plan during such period) for the greater of (x) the remaining term of the Agreement or (y) until long term disability insurance coverage becomes effective.

(4)                                 Represents the estimated incentive compensation under the Company’s Annual Cash Incentive Plan.

(5)                                 Represents 0.9 times Base Salary for the year in which the termination date occurs.

(6)                                 Represents the lump-sum payment of the current year Deferred Compensation Plan performance based award.

(7)                                 Represents the acceleration of discretionary supplemental retirement contributions to the Deferred Compensation Plan.

(8)                                 Represents the Long Term Incentive Payouts earned in the year in which the termination date occurs.

(9)                                 Represents the acceleration of all time-based stock awards, including performance-based awards that were previously earned but remain subject to time-based vesting at the date of termination, based on our closing stock price of $21.39 per share as of December 31, 2016, plus accrued dividends.

(10)                          Represents the estimated incremental cost to the Company for one year of health, dental, long-term disability and life insurance coverages based on the coverage that existed at the date of termination.

(11)                          For Disability, the Company shall continue the same coverage under medical, dental, long-term disability and life insurance for the greater of (x) the remaining term of the Agreement or (y) until long term disability insurance coverage becomes effective.

Change in Control Agreements

The Company has also entered into separate agreements with Messrs. Warzala, Leach and Maida that provide for certain payments upon termination of employment resulting within 90 days prior to or 24 months following a change in control of the Company. The agreements are extended automatically on January 1 of each year to a total term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding such January (meaning that notice must be given at least 15 months prior to termination). These agreements only provide benefits if there is both a change in control of the Company and termination of employment other than for cause. If the executive’s employment is terminated by the Company, other than for death, disability or cause, or the executive terminates the agreement for good reason, in each case following a change in control, then the executive will be entitled to certain benefits to be paid in a lump sum in cash. The most significant components of those benefits are as follows:

•                  A severance payment equal to a multiple (2.5 times for Mr. Warzala and 1.0 times for Messrs. Leach and Maida) of the executive’s annual base salary plus the highest amount paid or payable pursuant to the annual incentive plan applicable to the executive for any of the 3 prior fiscal years;

•                  benefit payment equal to 25% of annual salary for 24 months to purchase healthcare and other insurance benefits;

•                  prorata payment for the current year benefit pursuant to any annual or long-term incentive plan applicable to the executive for the year that includes the Date of Termination.

•                  payment of all legal fees and expenses incurred as a result of termination; and

•                  gross-up payment for all excise taxes and related federal and state taxes so that the net payment equals the severance payment for Mr. Warzala.

The following tables show potential payouts under the change of control agreements assuming that the employment of the executive was terminated in each situation listed in the table and that termination occurred on the last business day of 2016.

Richard S. Warzala

Benefits and Payments	Voluntary Resignation without Good Reason or Involuntary Termination with Cause	Voluntary Resignation with Good Reason or Involuntary Termination Without Cause
Compensation:
Severance Pay (1)	$—	$2,854,343
Incentive Compensation (2)	—	232,751
Deferred Compensation Plan Performance Contribution (3)	—	1,030,833
Deferred Compensation Plan Discretionary Contribution (4)	—	153,856
Long Term Incentive Payout (5)	—	216,181
Accelerated Vesting of Time-Based Equity Awards (6)	—	3,218,686
Benefits:
Healthcare and other Insurance Benefits (7)	—	244,500
Excise Tax Gross-Up (8)	—	—
Total	$—	$7,951,150

(1)                                 Represents lump sum severance payment equal to 2.5 times the sum of the Base Salary and the highest amount paid or payable pursuant to the Management Incentive Compensation Plan for any of the 3 fiscal years ending prior to the Date of Termination.

(2)                                 Represents the estimated incentive compensation under the Company’s Annual Cash Incentive Plan.

(3)                                 Represents the lump-sum payment of the current year Deferred Compensation Plan performance based award plus a severance payment equal to the total of the previous three years performance awards under the Deferred Compensation Plan.

(4)                                 Represents the acceleration of discretionary supplemental retirement contributions to the Deferred Compensation Plan.

(5)                                 Represents the Long Term Incentive Payouts earned in the year in which the termination date occurs.

(6)                                 Represents the acceleration of all time-based stock awards, including performance-based awards that were previously earned but remain subject to time-based vesting at the date of termination, based on our closing stock price of $21.39 per share as of December 31, 2016, plus accrued dividends.

(7)                                 Represents 25% of Base Salary as of the Date of Termination for 24 months to assist in purchasing benefits.

(8)                                 Represents the estimated tax gross-up amount for the payments and benefits received under the change in control agreement.

Michael R. Leach

Benefits and Payments	Voluntary Resignation without Good Reason or Involuntary Termination with Cause	Voluntary Resignation with Good Reason or Involuntary Termination Without Cause
Compensation:
Severance Pay (1)	$—	$339,544
Incentive Compensation (2)	—	72,877
Accelerated Vesting of Time-Based Equity Awards (3)	—	133,810
Benefits:
Healthcare and other Insurance Benefits (4)	—	133,334
Total	$—	$679,565

Robert P. Maida

Benefits and Payments	Voluntary Resignation without Good Reason or Involuntary Termination with Cause	Voluntary Resignation with Good Reason or Involuntary Termination Without Cause
Compensation:
Severance Pay (1)	$—	$372,578
Incentive Compensation (2)	—	57,459
Accelerated Vesting of Time-Based Equity Awards (3)	—	332,904
Benefits:
Healthcare and other Insurance Benefits (4)	—	105,125
Total	$—	$868,066

(1)                                 Represents lump sum severance payment equal to 1.0 times the sum of the Base Salary and the highest amount paid or payable pursuant to the Employee Incentive Compensation Plan for any of the 3 fiscal years ending prior to the Date of Termination.

(2)                                 Represents the estimated incentive compensation under the Company’s Annual Cash Incentive Plan.

(3)                                 Represents the acceleration of all time-based stock awards, including performance-based awards that were previously earned but remain subject to time-based vesting at the date of termination, based on our closing stock price of $21.39 per share as of December 31, 2016, plus accrued dividends.

(4)                                 Represents 25% of Base Salary as of the Date of Termination for 24 months to assist in purchasing benefits.

Definitions.

Below is a description of the definitions and assumptions that were used in creating the change in control tables above.

“Date of Termination” means (i) thirty days after providing the Notice of Termination for a termination for disability, or (ii) the date specified in the Notice of Termination for a termination for cause, good reason, death or retirement.

“Notice of Termination” means a written notice that indicates the specific termination provision of the change of control agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination of employment under the provision indicated.

“Base Salary” means an amount equal to the annual base salary in effect immediately prior to the Notice of Termination.

A “Change in control of the Company” means any of the following: (i) a person (other than any officer or director) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 45% of the combined voting power of the Company’s then outstanding securities; (ii) upon the first purchase of outstanding shares of the Company’s outstanding common stock pursuant to a tender or exchange offer, with certain exceptions; (iii) a change in the composition of the Board of Directors such that the incumbent directors cease to constitute at least a majority of the Board during any period of two consecutive years (including, for purposes of computing a majority, those persons approved by a vote of at least two-thirds of the Company directors then still in office who either (1) were directors at the beginning of the period or (2) whose election or nomination for election was previously so approved); (iv) the shareholders of the Company approve a merger or consolidation of the Company, with certain exceptions; or (v) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (excluding a spinoff distribution to shareholders of all or part of the Company’s equity interest in a subsidiary entity).

A termination is for “Cause” if it is for any of the following reasons: (i) an act of dishonesty constituting a felony under the laws of the executive’s domicile resulting or intending to result in gain or personal enrichment at the expense of the Company; (ii) the use of drugs or excessive and habitual use of alcohol either of which substantially affects the executive’s ability to perform their duties with the Company; or (iii) continued unauthorized and significant absences from duty (with certain exceptions). Notwithstanding the foregoing, the executive will not be deemed to have been terminated for cause unless there is a resolution adopted by at least three-fourths of the full Board of Directors finding that in their good faith opinion the executive was guilty of conduct set forth above and specifying the particulars in detail.

A termination is for “Good Reason” if it is within two years following any of the following events: (i) a change in the executive’s title or corporation office that results in a material diminution of the executive’s authority, duties or responsibilities; the assignment to the executive of any duties inconsistent with their status with the Company; or a substantial adverse alteration in the nature or status of the executive’s responsibilities; (ii) the change of the principal business of the Company (as evidenced by certain conditions) to the extent that the change results in a material negative change to the executive’s duties, conditions under which the duties are performed, or compensation; (iii) a reduction in annual base salary, without the executive’s consent; (iv) the relocation of the executive’s principal office to a location more than 50 miles from the location where such office is located immediately prior to the change in control of the Company; (v) the failure to pay within seven days, without the executive’s consent, any portion of current compensation or installment of deferred compensation under any applicable deferred compensation program (with certain conditions); (vi) the failure to continue any compensation plan or equivalent plan in which the executive participated in immediately prior to a change in control (with certain conditions); (vii) the failure to provide the executive with benefits substantially similar to those provided at the time of the change in control of the Company, the taking of any action by the Company that would directly or indirectly materially reduce any of such benefits or deprive the executive of any material fringe benefit provided at the time of the change in control of the Company, or the failure by the Company to provide the number of paid vacation days the executive is entitled on the basis of years of service with the Company in accordance with the Company’s normal vacation policy in effect at the time of the change in control of the Company; (viii) a breach of duty; or (ix) any termination of employment without a Notice of Termination.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

Change in Control Agreement

The Company has entered into a change in control agreement with certain of the Company’s executive officers.  See “Potential Payments Upon Change in Control” above.

Related-Party Transactions Policies and Procedures.

The Company’s Board of Directors is responsible for the review, approval and ratification of transactions between the Company or any of its subsidiaries and a senior officer or director of the Company, members of their immediate family, a shareholder owning in excess of five percent of the Company or an entity which is owned or controlled by one of the foregoing. The Audit Committee assists the Board in exercising this authority by reviewing each such transaction and then reporting the results of its review to the Board with, if appropriate, a recommendation to approve, ratify or disallow such transaction.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

To the best of our knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owned, as of the Record Date, more than five percent of the shares of Common Stock outstanding, except as set forth in the following table.

Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned		Percent of Common Stock(1)
Richard S. Warzala	1,036,680	(2)	11.0%
495 Commerce Drive, Suite 3
Amherst, NY 14228
Juniper Public Fund, L.P.	712,080	(3)	7.6%
600 Madison Avenue, 16th Floor
New York, NY 10022
Richard D. Smith	532,114	(4)	5.7%
8422 Newland Drive
Arvada, CO 80003
Thomson Horstmann & Bryant, Inc.	502,107	(5)	5.3%
501 Merritt 7
Norwalk, CT 06851

(1)                                 The percentages are based upon 9,374,350 shares of Common Stock outstanding as of the Record Date.

(2)                                 Includes 208,481 shares of Common Stock granted as incentive restricted shares under the Company’s stock incentive plans that have not yet vested and 15,139 shares of Common Stock credited to the Company’s Employee Stock Ownership Plan (“ESOP”) account of Mr. Warzala. Except as set forth in this note (2), does not include shares held by the ESOP as to which Mr. Warzala serves as one of four trustees.

(3)                                 Based on a Statement on Schedule 13D/A filed with the Securities and Exchange Commission on April 8, 2015 by Juniper Public Fund, L.P., Juniper HF Investors II, LLC, Juniper Investment Company, LLC, Alexis P. Michas and John A. Bartholdson.

(4)                                 Includes 5,621 shares of Common Stock granted as incentive restricted shares under the Company’s stock incentive plans that have not yet vested. Includes 468,083 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee. Includes 18,016 shares held by Mr. Smith’s IRA and 900 shares held by Mr. Smith’s wife’s IRA.

(5)                                 Based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2017 by Thomson Horstmann & Bryant, Inc.

Security Ownership of Management and Directors

The following table sets forth certain information available to the Company with respect to shares of Common Stock owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of the Record Date:

	Amount and Nature of Beneficial Ownership
Name	Common Stock	Unvested Restricted Stock	Total Beneficial Ownership		Percentage of Common Stock(1)
Richard D. Federico	27,219	7,212	34,431		*
Gerald J. (Bud) Laber.	28,238	5,621	33,859	(2)	*
Michael R. Leach	1,144	17,307	18,451		*
Robert P. Maida.	27,523	23,301	50,824	(3)	*
Alexis P. Michas	712,695	4,068	716,763	(4)	7.6%
Richard D. Smith	526,493	5,621	532,114	(5)	5.7%
James J. Tanous	5,509	5,581	11,090		*
Richard S. Warzala	828,199	208,481	1,036,680	(6)	11.0%
Michael R. Winter	4,557	5,106	9,663		*
Kenneth R. Wyman	41,439	2,665	44,104	(7)	*
Employee Stock Ownership Plan	429,554	—	429,554	(8)	4.6%
All directors, nominees and executive officers as a group	2,603,535	284,963	2,888,498		30.8%

*                                         Less than 1.0%.

(1)                                 The percentages are based upon 9,374,350 shares of Common Stock outstanding as of the Record Date.

(2)                                 Includes 12,000 shares of Common Stock held by Mr. Laber’s 401k Plan.

(3)                                 Includes 1,648 shares of Common Stock credited to the ESOP account of Mr. Maida.

(4)                                 See note (3) under “Security Ownership of Certain Beneficial Owners.” Also includes 40 shares owned by Mr. Michas’ children.

(5)                                 See note (4) under “Security Ownership of Certain Beneficial Owners.”

(6)                                 See note (2) under “Security Ownership of Certain Beneficial Owners.”

(7)                                 Includes 12,248 shares of Common Stock credited to the ESOP account of Mr. Wyman.

(8)                                 Messrs. Warzala and Leach are trustees of the ESOP and could be deemed to have shared investment power over those shares. The ESOP holds an aggregate of 429,554 shares of Common Stock, including 15,139 shares credited to the ESOP account of Mr. Warzala, 1,648 shares credited to the ESOP account of Mr. Maida and 12,248 shares credited to the ESOP account of Mr. Wyman previously reported in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who own more than ten percent of the Company’s Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met for 2016, except for two filings for Mr. Warzala, one filing for Mr. Maida, and one filing for Mr. Laber, which were not timely made. All reports are current as of the date hereof.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

Management is responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, EKS&H LLLP (EKS&H) is responsible for performing an independent audit of the Company’s annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States)(“PCAOB”) and for issuing a report on those statements.

As members of the Audit Committee, our work is guided by our Audit Committee Charter.  The Charter is reviewed annually by the Board of Directors and was revised March 4, 2015. The revised Charter is posted on the Company’s website. We have completed all Charter tasks scheduled to be performed in 2016 prior to year-end and all Charter tasks scheduled to be performed in 2017 prior to the filing of this proxy statement. Our work included, among other procedures:

(1)           We pre-approved audit and permitted non-audit services of the Company’s independent auditors.

(2)           We met with management and the independent auditors on a quarterly basis to discuss financial statements and related reports and to review significant accounting and reporting matters.

(3)           We discussed with the independent auditors their independence and the matters required to be discussed by Statement on Auditing Standards 61, “Communications with Audit Committees,” as amended. We received the written disclosures from the independent auditors required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.”

(4)           Prior to their publication, we reviewed and discussed with management and the independent auditors the Company’s December 31, 2016, audited financial statements, the related audit report, and the applicable management’s discussion and analysis.

Based on the work referred to above, we recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

Submitted by:

THE AUDIT COMMITTEE

Michael R. Winter, Chairman Gerald J. (Bud) Laber James J. Tanous

Policy For Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee of the Board has adopted policies and procedures providing for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval on the engagement of the independent auditor or on an individual case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to the Audit Committee chairman, but the decision is subsequently reported to the full Audit Committee.

Auditor Fees and Services

The following table shows fees for the audit and other services provided by EKS&H for 2016 and 2015.

	2016	2015
Audit Fees(1)	$606,663	$592,647
Audit-Related Fees(2)	$40,000	$38,000
Tax Fees(3)	$161,621	$154,628

Total	$802,284	$785,275

(1)                                 Audit fees includes amounts related to professional services provided in connection with the audits of the Company’s annual financial statements, including the audit of the Company’s internal control over financial reporting, reviews of the Company’s quarterly financial statements and audit services provided in connection with other regulatory filings. Also included are fees incurred by component auditors in foreign countries for audit services that were directed by EKS&H.

(2)                                 Audit-related fees are for benefit plan audits.

(3)                                 Tax fees consists of fees for tax compliance and tax consulting including services.

The Audit Committee has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants’ independence and has determined that those services have not adversely affected EKS&H’s independence.

OTHER MATTERS

Our management does not know of any other matters to come before the 2017 Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS
FOR THE 2018 ANNUAL MEETING

Proposals for the Company’s Proxy Material

Any Company shareholder who wishes to submit a proposal to be included in the Proxy Material for the Company’s 2018 Annual Meeting of Shareholders must submit such proposal to the Company at its office at 495 Commerce Drive, Suite 3, Amherst, New York 14228, Attention: Secretary, no later than December 4, 2017, in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2017 Annual Meeting of Shareholders.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material

For any shareholder proposal to be presented in connection with the 2018 Annual Meeting of Shareholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company’s Bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received at a reasonable time before the solicitation is made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

Based upon a meeting date of May 3, 2017 for the 2017 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2018 Annual Meeting of Shareholders should give written notice to the Company’s Secretary not later than March 3, 2018 and not earlier than February 1, 2018.

The specific requirements of these advance notice and eligibility provisions are set forth in Article II of the Company’s Bylaws, a copy of which is available upon request.

Such requests and any shareholder proposals should be sent to the Secretary of the Company at Allied Motion Technologies Inc., 495 Commerce Drive, Suite 3, Amherst, New York 14228.

BY ORDER OF THE BOARD OF DIRECTORS

JOSEPH P. KUBAREK
Secretary

April 3, 2017

Exhibit A

ALLIED MOTION TECHNOLOGIES INC. 2017 OMNIBUS INCENTIVE PLAN

1.             Purpose.  The purpose of the Allied Motion Technologies Inc. 2017 Omnibus Incentive Plan (the “Plan”) is to provide (i) key employees (including officers) of Allied Motion Technologies Inc. (the “Company”) and its subsidiaries and Affiliates, and (ii) members of the Board of Directors of the Company (the “Board”) with the opportunity to acquire or be granted shares of the common stock of the Company or receive other stock-based compensation based on the long-term economic performance of the Company.

2.             Definitions.  Capitalized terms used in this Plan and not defined herein shall have the meanings set forth below.

(a)           “Affiliate” means an entity that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company; provided, however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.  For purposes of this definition, the terms “control”, “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to vote or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the shares of Common Stock are listed or quoted (including the Nasdaq Stock Market Rules, as applicable), and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)           “Award” means a grant of any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Award or Cash Award, any of which may be structured as a Performance-Based Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

(d)           “Award Agreement” means a documented agreement (documented in either paper form or electronic form, at the discretion of the Committee) setting forth the terms and provisions applicable to an Award granted under the Plan (which may, but need not be executed, at the discretion of the Committee).  Each Award Agreement shall be subject to the terms and conditions of the Plan.

(e)           “Cash Award” means an Award denominated in cash.

(f)            “Change in Control” means  the occurrence of any of the following after the Effective Date:

(1)           any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

(2)           a change in the composition of the Board such that the “Continuing Directors” cease for any reason to constitute at least seventy percent (70%) of the Board.  The “Continuing Directors” shall mean those members of the Board who either: (x) were directors on the Effective Date; or (y) were elected by, or on the nomination or recommendation of, at least a three-quarters (3/4) majority (consisting of at least four (4) directors) of the Board who were or become Continuing Directors;

(3)           the consummation of a merger, consolidation, or other similar form of corporate reorganization of the Company, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or reorganization continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

(4)           a sale of all or substantially all of the Company’s assets is consummated.

(g)           “Code” means the Internal Revenue Code of 1986, as amended.

(h)           “Committee” means the committee of Directors appointed by the Board to administer this Plan.  In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.

(i)            “Common Stock” means the Company’s common stock, no par value per share, or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 15.

(j)            “Director” means a member of the Board.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

(m)          “Fair Market Value” means, with respect to a share of Common Stock as of any date (except in the case of a cashless exercise pursuant to Section 7(b)(3)), (i) if the Common Stock is admitted to trading on a national securities exchange, the closing price of a share of Common Stock on such date (or, if the Common Stock was not traded on such day, then the previous day on which the Common Stock was traded), (ii) if the Common Stock is not admitted to trading on a national securities exchange, the closing price for a share of Common Stock as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System (or, if the Common Stock was not quoted on such day, then the previous day on which the Common Stock was quoted) or (iii) otherwise, the fair market value as determined in good faith by the Committee on such basis as it deems appropriate.  In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with said regulations.  The determination of Fair Market Value shall be subject to adjustment as provided in Section 15 hereof.

(n)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(o)           “Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option.

(p)           “Option” means an option to purchase shares of Common Stock that is granted pursuant to Section 7 of the Plan.  An Option may be an Incentive Stock Option or a Non-Qualified Option.

(q)           “Other Award” means any other form of award authorized under Section 13 of the Plan.

(r)            “Performance-Based Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Objective.  A Performance-Based Award may be in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Awards or Cash Awards.

(s)            “Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes nonforfeitable, as described in Section 12 of the Plan.

(t)            “Repricing” means (i) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (ii) taking any action that is treated as a “repricing” under generally accepted accounting principles, (iii) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (iv) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

(u)           “Restricted Stock” means an Award Common Stock that is subject to restrictions and a substantial risk of forfeiture, as described in Section 9 of the Plan.

(v)           “Restricted Stock Unit” means an Award that is subject to a substantial risk of forfeiture and entitles the recipient to receive shares of Common Stock at the end of a specified restricted period, as described in Section 10 of the Plan.

(w)          “Stock Appreciation Right” or “SAR” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) a base amount specified by the Committee, as described in Section 8 of the Plan.

3.             Administration.

(a)           Committee.  The Plan shall be administered and interpreted by the Committee. The Committee may consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Code and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act, or such other members of the Board.

(b)           Authority of Committee.  The Committee has the sole authority (acting alone or, to the extent the Committee deems appropriate for purposes of Exchange Act Rule 16b-3, in conjunction with the full Board), subject to the provisions of the Plan, to (i) select the employees and Directors to receive Awards under the Plan, (ii) determine the type, size and terms of the Awards to be made to each individual selected, (iii) determine the time when the Awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting and the acceleration of exercisability and vesting with respect to each individual selected, and (iv) deal with any other matter arising under the Plan.  The Committee may, in its discretion, delegate day-to-day administrative tasks to other individuals to the extent such delegation complies with Applicable Law.  The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determination that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable.  Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. All powers of the Committee shall be executed in its sole discretion and need not be uniform as to similarly situated individuals.

(c)           Authority of Board.  Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.  Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(d)           Indemnification.  No member of the Board, no member of the Committee and no employee of the Company, including an Executive Officer who has been appropriately delegated authority with respect to the Plan, shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee of the Company.  The Company shall indemnify members of the Committee and any employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties under the Plan, except in circumstances involving his or her bad faith, gross negligence or willful misconduct.

(e)           Compliance with Applicable Law.  The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A or 457A of the Code, as determined by the Committee, or if an Award is subject to Section 409A or 457A, administers the Plan and such Award in a manner that complies with the requirements of Section 409A or 457A.  Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A, Section 457A, or Section 162(m) of the Code with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

(f)            Delegation of Authority by Committee.  To the extent permitted by Applicable Law, the Committee may delegate to one or more committees of Directors, or to one or more Executive Officers the powers: (i) to designate Eligible

Individuals (as defined in Section 4 below) who are not Executive Officers or Directors as eligible to receive awards under the Plan; and (ii) to determine the amount and type of Awards that may be granted to Eligible Individuals who are not Executive Officers or Directors.  Any such delegation by the Committee shall include a limitation as to the amount and type of Awards that may be granted during the period of the delegation and shall contain guidelines as to permissible grant dates for awards, the determination of the exercise price of any Option or SAR and the vesting criteria.  The Committee may also authorize further delegation by such committees to Executive Officers of the Company, in each case to the extent permitted by Applicable Law; provided that, determinations regarding the timing, pricing, amount and terms of any Award to a “reporting person” for purposes of Section 16 of the Exchange Act shall be made only by the Committee; and provided further that, no such delegation may be made that would cause Awards or other transactions under this Plan to cease to be exempt from Section 16(b) of the Exchange Act or cause an Award intended to qualify for favorable treatment under Section 162(m) of the Code not to qualify for, or to cease to qualify for, the favorable treatment under Section 162(m) of the Code.  Any such delegation may be revoked by the Committee at any time.  The Committee may revoke, limit or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee delegatee or delegatees that were consistent with the terms of the Plan.

4.             Eligible Individuals; Participants.  All employees and officers of the Company and its subsidiaries or Affiliates and Directors (including members of the Board who are not employees) or any other person providing services to the Company, whose judgment, initiative and continued efforts are expected to contribute to the successful conduct of the business of the Company, as determined by the Committee, are eligible to participate in the Plan (collectively, “Eligible Individuals”).  Consistent with the purposes of the Plan, the Committee shall have the exclusive power to select the Eligible Individuals who may participate in the Plan (any individuals who are so selected and who hold Awards hereunder, “Participants”).  Eligible Individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion, and designation as a person to receive Awards in any year shall not require the Committee to designate such a person as eligible to receive Awards in any other year.

5.             Awards.  In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate.  Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.  Each Award shall be evidenced by an Award Agreement, which need not be identical between Participants or among Awards, in such form as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any Agreement, the provisions of the Plan shall prevail.  Unless expressly stated otherwise in an Award Agreement, an Award under this Plan shall not impact any award granted under any equity or equity-based plan previously adopted or maintained by the Company or an Affiliate.

6.             Award Limits.

(a)           Share Reserve.  Subject to any adjustments made in accordance with Section 15 hereof, the aggregate number of shares of Common Stock that may be subject to Awards shall be 1,100,000 shares of Common Stock.  Shares of Common Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares of Common Stock acquired by the Company.

(b)           Shares Counted Against Limitation.  If an Award is exercised, in whole or in part, by tender of shares of Common Stock under Section 7(b)(2) or (3), if the Company’s tax withholding obligation is satisfied by withholding shares of Common Stock under Section 20, if a Stock Appreciation Right is exercised, or if shares are repurchased by the Company with Option proceeds, the number of shares of Common Stock deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 6) shall be the number of shares of Common Stock that were subject to the Award or portion thereof so exercised and not the net number of shares of Common Stock actually issued upon such exercise.

Additionally, in the event that a corporation acquired by (or combined with) the Company or any subsidiary has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for awards under the Plan and shall not reduce the shares of Common Stock authorized for grant under the Plan; provided that awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any subsidiary prior to such acquisition or combination.  Notwithstanding the foregoing, such shares shall not increase the number of shares available for Awards of Incentive Stock

Options unless such additional share limit is approved by the shareholders in accordance with Section 422 of the Code.

(c)           Lapsed Awards.  If an Award under the Plan: (i) expires, (ii) is terminated, surrendered, or canceled without having been exercised in full, (iii) settled in cash, or (iv) is otherwise forfeited in whole or in part, then the unissued shares of Common Stock that were subject to such Award and/or such surrendered, canceled, or forfeited shares of Common Stock (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d)           Individual Award Limitations.  The maximum number of shares of Common Stock with respect to all Options and Stock Appreciation Rights that may be granted to any individual during any calendar year shall be 200,000.  The maximum number of shares of Common Stock that may be earned with respect to all Awards of Restricted Stock, Restricted Stock Units or Other Awards (whether performance-based or time-vested) that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code and are denominated in Shares that may be granted to any individual during any calendar year shall be 200,000.  The maximum amount payable as a Cash Award for any performance period to an Eligible Individual that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be an amount equal to four times the annual base salary of the individual at the beginning of the applicable performance period per calendar year. In the case of an award with a multi-year performance period, the above limits shall apply to each calendar year (or portion thereof) in the performance period. The foregoing limit shall be construed and applied consistently with Section 162(m) of the Code.  If an Award is to be settled in cash or any medium other than shares of Common Stock, the number of shares on which the Award is based shall count toward the individual share limit set forth in this Section 6(d).  Further, any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant as set forth in this Section 6(d).

(e)           Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of shares of Common Stock available for Awards under this Plan as provided for in Section 6(a) of this Plan, as may be adjusted under Section 15 of this Plan, may be used for Awards granted under Section 7 through Section 13 of this Plan that do not at grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.

7.             Options.  Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Non-Qualified Option.  Each Option shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the following limitations:

(a)           Exercise Price.  The exercise price per share (the “Exercise Price”) of Common Stock subject to an Option shall be determined by the Committee and may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

(b)           Payment of Exercise Price.  The Committee shall determine the acceptable form of consideration for exercising an Option and the acceptable method(s) of payment.  In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant.  To the extent approved by the Committee, the Exercise Price of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (1), (2), (3), and (4) below.

(1)           Cash Equivalent.  The Exercise Price may be paid by cash, check or other cash equivalent approved by the Committee.

(2)           Tender or Attestation of Shares.  The Exercise Price may be paid by the tendering of other shares of Common Stock to the Company or the attestation to the ownership of the shares of Common Stock that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of shares of Common Stock issuable upon the exercise of the Option.  Shares of Common Stock tendered or attested to in exchange for shares issued under the Plan may not be shares of Restricted Stock at the time they are tendered or attested to.  The Committee shall determine acceptable methods for tendering or attesting to shares of Common Stock to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of shares to exercise Options as it deems appropriate (including requiring that any such Shares be held for a certain minimum period of time, to the extent required by applicable accounting rules).  For purposes of determining the amount of the Exercise Price satisfied by tendering or attesting to shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(3)           Broker-Assisted Cashless Exercise.  The Exercise Price may be paid in accordance with a cashless exercise program (established with a securities brokerage firm that uses a valuation methodology consistent with the definition of fair market value under applicable provisions of the Code or regulations promulgated thereunder) as approved by the Committee.

(4)           Other Methods.  The Exercise Price may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

(c)           Exercise Period.  Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Option shall be exercisable later than ten years after the date it is granted (or such other limit as may be required by the Code) and further provided that if an Option other than an Incentive Stock Option has an expiration date during or within three days of a Black-Out Period (defined as any period of time when, pursuant to any policies of the Company, then the expiration date of such Option shall be extended for a period of 30 days following the end of the Black-Out Period or such longer period as permitted by the Committee).  Notwithstanding the foregoing, no extension of the exercise period may occur if it would cause the Option to become subject to and in violation of the requirements of Section 409A(a) of the Code.  All Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the applicable Award Agreement.

(d)           Limitations on Incentive Stock Options.  Incentive Stock Options may be granted only to Participants who, at the time of the grant, are employees of the Company or an Affiliate, and only at an Exercise Price that is not less than the Fair Market Value of a share of Common Stock on the date of the grant.  The aggregate Fair Market Value of Common Stock (determined as of the date of the grant) with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company or an Affiliate) shall not exceed $100,000.  For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.  Incentive Stock Options may not be granted to a Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any subsidiary of the Company, unless the Exercise Price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such Incentive Stock Option is prohibited by its terms after the expiration of five years from its date of grant.  Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option.  In addition, the Committee may make an adjustment or substitution described in Section 15 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

(e)           Exercise of Option.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement.  An Option shall be deemed exercised when the Company (or its designee) receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the shares of Common Stock underlying such Option (in a form permitted under Section 7(b) of the Plan) with respect to which the Option is exercised.

(f)            Limit on Shares Available for Awards of Incentive Stock Options.  The aggregate number of shares available for Awards of Incentive Stock Options shall be the aggregate number of shares set forth in Section 6 (except where Section 6 explicitly indicates that shares are not available for Awards of Incentive Stock Options).

(g)           Right to Dividends.  Participants shall not be entitled to receive any dividends or other distributions paid with respect to an Option.

8.             Stock Appreciation Rights.  Each Stock Appreciation Right shall be subject to the terms, conditions and restrictions consistent with the Plan as the Committee may impose, subject to the limitations set forth below.  Except as otherwise provided for by the Committee, all Awards of Stock Appreciation Rights shall be settled in shares of Common Stock issuable upon exercise.

(a)           Base Price.  The base price per share of Common Stock subject to a Stock Appreciation Right shall be determined by the Committee, but may not be less than the Fair Market Value of a share of Common Stock on the date the SAR is granted.

(b)           Exercise Period.  SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and documented in the applicable Award Agreement; provided, however, that no SAR shall be exercisable on a date that is later than ten years after the date it is granted.  SARs shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall determine, as set forth in the applicable Award Agreement.

(c)           Manner of Exercise.  Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan, and at such times and under such conditions as set forth in the applicable Award Agreement.  A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in the form and manner set forth in the applicable the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(d)           Right to Dividends.  Participants shall not be entitled to receive any dividends or other distributions paid with respect to a Stock Appreciation Right.

9.             Restricted Stock Awards.

(a)           Terms of Restricted Stock Awards.  Restricted Stock Awards shall consist of shares of Common Stock issued or transferred to Participants that are subject to such restrictions on transferability, risks of forfeiture and other restrictions that the Committee may impose.  Restricted Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods or prior to becoming vested.  The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by a Restricted Stock Award.  The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.  Except to the extent otherwise provided in any Award Agreement relating to the Restricted Stock, a Participant granted shares of Restricted Stock shall have the right to vote the shares of Restricted Stock, but, except as provided in subsection (b) below, shall not have the right to receive dividends upon such shares of Restricted Stock.

(b)           Right to Dividends.

(1)           If so provided in any Award Agreement by the Committee, if any dividends or distributions are paid in shares of Common Stock, the shares of Common Stock shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the shares of Restricted Stock with respect to which they were paid.

(2)           If any dividends or distributions are paid in cash, the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the vesting period or other period of restriction and paid or forfeited when the related shares of Restricted Stock vest or are forfeited.

(c)           Limitations on Vesting.  Restricted Stock Awards that are conditioned on an employee’s continued employment with the Company or an Affiliate shall not become vested earlier than one year from the date of grant (provided, however, that such Awards may provide for accelerated payment in limited cases of an intervening event related to death, disability, retirement or Change in Control).

10.          Restricted Stock Units.

(a)           Terms of Restricted Stock Units.  Restricted Stock Units may be awarded to Participants under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall provide a Participant with the right to receive Common Stock shares of Common Stock at a date on or after vesting in accordance with the terms of such grant and/or upon the attainment of performance criteria specified by the Committee.  Restricted Stock Units shall be subject to such restrictions as the Committee determines. Unless otherwise provided in an Award Agreement, the number of shares of Common Stock specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the date that such Restricted Stock Units cease to be subject to a substantial risk of forfeiture, and in any event no later than 2- ½ months after the end of the calendar year in which the substantial risk of forfeiture ceases to exist.

(b)           Dividend Equivalents.  Holders of Restricted Stock Units will not be granted the right to receive payments equivalent to dividends or other distributions with respect to shares of Common Stock underlying Awards of Restricted Stock Units, unless otherwise provided in the Award Agreement.  The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the applicable vesting period or other period of restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited.

(c)           Limitations on Vesting.  Awards of Restricted Stock Units that are conditioned on an employee’s continued employment with the Company or an Affiliate shall not become vested earlier than one year from the date of grant (provided, however, that such Awards may provide for accelerated payment in limited cases of an intervening event related to death, disability, retirement or Change in Control).

11.          Cash Awards.  An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

12.          Performance-Based Awards.  Certain Awards granted under the Plan may be granted in a manner such that they qualify for the performance based compensation exemption from Section 162(m) of the Code (“Performance-Based Awards”).  The Committee may, in its discretion, also grant Awards based on performance objectives other than those set forth in subsection (b) below, which Awards shall not constitute Performance-Based Awards.

(a)           Committee.  Notwithstanding any other provision of the Plan to the contrary, the Committee for purposes of granting Performance-Based Awards shall consist of two or more members of the Board who are “outside directors” as defined under Section 162(m) of the Code.

(b)           Performance-Based Criteria.  Any Performance Objective shall relate to the Participant’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved.

Performance Objectives may be absolute in their terms or measured against or in relationship to other companies or other external or internal measures.  If so specified in the Award Agreement, Performance Objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes, and other special charges such as restructuring expenses, acquisitions and divestitures and related expenses (including without limitation expenses related to goodwill and other intangible assets), stock offerings, stock repurchases and other unusual, non-recurring items of gain or loss that are separately identified and quantified in the Company’s audited financial statements.  However, notwithstanding the preceding sentence, unless the Committee determines otherwise prior to the end of the applicable time for establishing Performance Objectives for an Award, to the extent any item referenced in the preceding sentence affects any Performance Objective applicable to an Award, such item shall be automatically excluded or included in determining the extent to which the Performance Objective has been achieved depending on which produces the higher Award (subject to any exercise of “negative discretion” by the Committee).

Performance Objectives with respect to any Award may include any one or more of the following objectives or combination thereof (or an equivalent metric), as established by the Committee in its sole discretion: (i) increased revenue or increased sales; (ii) net income measures (including income after capital costs and income before or after taxes); (iii) stock price measures (including growth measures and total stockholder return); (iv) price per share of Common Stock; (v) market share; (vi) earnings per share (actual or targeted growth); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA);(viii) economic value added (EVA) (or an equivalent metric);(ix) market value added; (x) debt to equity ratio; (xi) cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); (xii) return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (xiii) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); (xiv) expense measures (including overhead cost and general and administrative expense); (xv) margins; (xvi) stockholder value; (xvii) total stockholder return; (xviii) proceeds from dispositions; (xix) total market value and corporate values measures (including ethics compliance, environmental and safety).  Any criteria used may be measured, as applicable, (A) in absolute terms, (B) in relative terms (including without limitation by the passage of time and/or against another company or companies), (C) on a per-share basis, (D) against the performance of the Company as a whole or a segment of the Company, (E) on a pre-tax or after-tax basis, and/or (F) on a GAAP or non-GAAP basis.

(c)           With respect to Performance-Based Awards that are not Options or Stock Appreciation Rights based solely on the appreciation in the Fair Market Value of Common Stock after the grant of the Award, (i) the Committee shall establish in writing (x) the Performance Objectives applicable to a given period and (y) the individual employees or class of employees to which such Performance Objectives apply, no later than 90 days after the commencement of such fiscal period (but in no event after 25% of such period has elapsed), and (ii) no Performance-Based Awards (including any dividends on shares subject to Performance-Based Awards) shall be payable to or vest with respect to, as the case may be, any Participant for a given fiscal period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.  After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.  The Committee may retain the discretion to adjust any Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

(d)           The list of possible Performance Objectives set forth in Section 12(b) above, and the other material terms of Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to approval and reapproval by the Company’s shareholders in the time periods prescribed by Section 162(m) of the Code.

(e)           Performance Based Awards that are conditioned on an employee’s continued employment with the Company or an Affiliate shall not become vested earlier than one year from the date of grant (provided, however, that such Awards may provide for accelerated payment in limited cases of an intervening event related to death, disability, retirement or Change in Control).

13.          Other Equity-Based Awards.  The Committee shall have the right to grant other Awards based upon or payable in shares of Common Stock having such terms and conditions as the Committee may determine, including deferred stock units, unrestricted shares of Common Stock, the grant of shares of Common Stock upon the achievement of a Performance Objective or Objectives and the grant of securities convertible into shares of Common Stock.  The Committee shall determine the terms and conditions of such Awards.  Shares of Common Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 13 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards or other property, as the Committee shall determine.  Other Awards that are conditioned on an employee’s continued employment with the Company or an Affiliate shall not become vested earlier than one year from the date of grant (provided, however, that such Awards may provide for accelerated payment in limited cases of an intervening event related to death, disability, retirement or Change in Control).

14.          Awards to Non-Employee Directors.  Notwithstanding any other provision of the Plan, the grant of any award to a Director who is not also an employee of the Company or its subsidiaries (a “Non-Employee Director”) shall be made by the Board only pursuant to a written nondiscretionary formula established by the Board (a “Non-Employee Director Compensation Policy”). A Non-Employee Director Compensation Policy shall set forth the type of awards to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director awards, the conditions on which such awards shall be granted, become exercisable, payable, and expire, and such other terms and conditions as the Board determines in its discretion. Awards granted to Non-Employee Directors shall be subject to all of the limits set forth in this Plan.

15.          Adjustments to Awards.  The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, shares of Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock), including a Change in Control, or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it, in its discretion, deems appropriate and equitable:

(a)           proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance-based compensation under Section 162(m) of the Code), or

(b)           subject to Section 18 of the Plan, in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, including, without limitation, in the event of a Change in Control, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to shares of Common Stock upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are given advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award.  The Committee’s determination with respect to any adjustments under this Section 15 shall be final and conclusive.  The Committee may act under this Section 15 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to shareholders generally.  In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 15 above shall nevertheless be made. All adjustments shall be made in a manner that complies with Section 409A of the Code, to the extent applicable.

16.          Substitution and Assumption of Awards.  Subject to the terms of Section 409A of the Code, as applicable, the Committee may authorize the issuance of Awards under this Plan in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become employees or other service providers of the Company or any Affiliate as a result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as the Committee may deem appropriate.  Any substitute Awards granted under the Plan shall not count against the limitations set forth in Section 6.

17.          Other Provisions in Award Agreements.  In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, rights of the Company to repurchase shares of Common Stock or shares of Common Stock underlying Awards, provisions with respect to the treatment and/or forfeiture of Awards in the event that a Participant breaches any confidentiality, non-competition, non-solicitation or other restrictive covenants, requirements or inducements for continued ownership of Stock after exercise or vesting of Awards, provisions with respect to reimbursement to the Company of any cash or equity based incentive compensation paid to the Participant where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and provisions to comply with Applicable Laws.  Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards.  Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a Repricing of the Exercise Price or base amount of any Option or Stock Appreciation Right without stockholder approval except as contemplated in Section 15 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the shares of Common Stock as described therein).

18.          Change in Control.  In addition to the provisions described in the Plan, in Section 15 above, and in the Award Agreement, any employment agreement or Change in Control agreement approved by the Committee may include provisions for the treatment of Awards in connection with a Change in Control, including the acceleration of vesting and/or exercisability of Awards upon a Change in Control or any other event in connection with such Change in Control.  The Committee shall determine the treatment of outstanding Awards in connection with any transaction or transactions resulting in a Change in Control.

19.          Transferability of Awards.  Except as provided below, a Participant’s rights under an Award may not be transferred or encumbered, except by will or by the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order (as defined under Section 414(p) the Code).  The Committee may provide, in an Award Agreement for a Non-Qualified Stock Option, for its transferability as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer and the transferred Non-Qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-Qualified Stock Option immediately before the transfer.

20.          Withholding.  All distributions or payments made with respect to an Award shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.  The Company may require a

Participant to remit to it or to the subsidiary that employs a Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for Common Stock.  In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due to the Participant as the Company shall prescribe.  The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award by electing to have the Company withhold shares of Common Stock deliverable thereunder having a Fair Market Value that is not in excess of the maximum statutory amount of tax to be withheld.  The Company shall have no responsibility for any tax consequences to a Participant.

21.          Effect of Termination of Service or Employment.  The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to be employed by or provide services to the Company or an Affiliate prior to the end of a performance period or the exercise, vesting or settlement of such Award. Unless otherwise determined by the Committee if, with respect to any Award, (a) a Participant’s termination of service occurs before the end of the performance period or the vesting period applicable to such Award (or the applicable portion of such Award) or (b) any Performance Objectives are not achieved in whole or in part (as determined by the Committee) by the end of the period for measuring such Performance Objectives, then all such then unvested and/or unearned Awards shall be forfeited by the Participant.

22.          Shareholder Rights.  A Participant shall not have any of the rights or privileges of a holder of Common Stock for any Common Stock that is subject to an Award, including any rights regarding voting or the payment of dividends (except as expressly provided under the terms of the Plan or the Award), unless and until a certificate representing such Common Stock, or other evidence specified in the Company’s Bylaws in the case of uncertificated shares, has been delivered to the Participant.

23.          Conditions on Delivery of Shares and Lapsing of Restrictions.  The Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares of Common Stock previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b) subject to approval by the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such shares of Common Stock have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

24.          Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

25.          Tenure.  A Participant’s right, if any, to continue to serve the Company or an Affiliate as a director, officer, or employee shall not be expanded or otherwise affected by his or her designation as a Participant.  More specifically, nothing in this Plan or in any Agreement shall confer upon any Participant who is an employee of the Company the right to continue in the employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment of the Participant with or without cause.

26.          No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash shall be paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

27.          Duration, Amendment and Termination.  No Award may be granted more than ten years after the Effective Date of the Plan (as described in Section 31).  The Plan may be amended or terminated, in whole or in part, at any time and from time to time by the Board, but no amendment shall be effective unless and until the same is approved by shareholders of the Company where the amendment would (a) increase the total number of shares of Common Stock which may be issued under the Plan, (b) increase the maximum number of shares of Common Stock which may be issued to any individual Participant under the Plan or (c) delete or limit the scope of the provisions of Section 17 prohibiting Repricing of Options or Stock Appreciation Rights without stockholder approval.  No amendment or termination of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant’s written consent.  It is conclusively presumed that any adjustment for changes in capitalization provided for in Section 15 hereof does not adversely affect any right of a Participant or other person under an Award.

28.          Authorization of Sub-Plans.  The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, tax and/or other applicable laws of various jurisdictions.  The Committee shall establish such sub-plans by adopting supplements to the Plan containing (a) such limitations as the Committee deems necessary or desirable, and (b) such additional terms and conditions not otherwise inconsistent with the Plan (including Sections 162(m), 457A, and/or 409A of the Code) as the Committee shall deem necessary or desirable.  All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

29.          Governing Law.  This Plan, Awards granted hereunder and actions taken in connection with the Plan shall be governed by the laws of the State of Colorado regardless of the law that might otherwise apply under applicable principles of conflicts of laws.

30.          Other Payments/Benefits.  Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay plans maintained or adopted by the Company or an Affiliate, and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly provided by the other governing plan, contract or arrangement or unless the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

31.          Effective Date.  This Plan shall be effective as of  April 1, 2017 which is the date as of which the Plan was adopted by the Board, provided that the Plan is approved by the shareholders of the Company at its 2017 annual meeting of shareholders, and such approval of shareholders shall be a condition to the right of each Participant to receive an Award hereunder.

ALLIED MOTION TECHNOLOGIES INC.

495 Commerce Drive, Suite 3
Amherst, New York 14228

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard S. Warzala and Richard D. Federico, or either of them, proxies for the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, which the undersigned would be entitled to vote at the annual meeting of shareholders of Allied Motion Technologies Inc. (the “Company”) to be held on May 3, 2017, and at all adjournments thereof, and directs that the shares represented by this proxy should be voted as indicated on the reverse:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

ALLIED MOTION TECHNOLOGIES INC.

MAY 3, 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at

www.proxyvote.com

Item 1.	TO ELECT SEVEN DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS. NOMINEE:
	R.D. Federico	☐ FOR	☐ AGAINST	☐ ABSTAIN
	G.J. Laber	☐ FOR	☐ AGAINST	☐ ABSTAIN
	A.P. Michas	☐ FOR	☐ AGAINST	☐ ABSTAIN
	R.D. Smith	☐ FOR	☐ AGAINST	☐ ABSTAIN
	J.J. Tanous	☐ FOR	☐ AGAINST	☐ ABSTAIN
	R.S. Warzala	☐ FOR	☐ AGAINST	☐ ABSTAIN
	M.R. Winter	☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 2.	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 3.	APPROVAL OF THE ALLIED MOTION TECHNOLOGIES INC. 2017 OMNIBUS INCENTIVE PLAN
	☐ FOR	☐ AGAINST	☐ ABSTAIN

Item 4.	RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2017
	☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1 and FOR proposals 2, 3 and 4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date:	Signature (Joint Owners)	Date: